The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
American Home Mortgage Assets Trust 2006-3 (Issuing Entity)

$[1,682,386,000] (Approximate)
Mortgage Pass-Through Certificates, Series 2006-3

American Home Mortgage Assets LLC (Depositor) American Home Mortgage Servicing, Inc. (Servicer)

Lead Underwriter

July 26, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

American Home Mortgage Assets Trust 2006-3 Mortgage Pass-Through Certificates, Series 2006-3

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates. Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank at 1-800-503-4611. This communication does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this communication is preliminary and is subject to completion or change. The information in this communication supersedes information contained in any prior similar communication relating to these securities. This communication is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Seller. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/-10%. The principal amount and designation of any security described in the Computational Materials are subject to a permitted variance of +/-10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES (OTHER THAN DBSI). DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

PRELIMINARY TERM SHEET DATED: July 26, 2006
American Home Mortgage Assets LLC.
Mortgage Pass-Through Trust 2006-3
$[1,682,386,000] (Approximate)
 Subject to a variance of up to 10%
All Terms and Conditions are subject to change

Structure Overview(1)
To 1% Optional Termination

Class	Approximate Size ($)	Type	Legal Final Maturity	WAL to Call (yrs)	Pmt Delay (days)	Interest Accrual Basis	Pass-Through Rate	Expected Ratings [M/S]
I-A-1	357,003,000	Super Senior/MTA Floater	October 2046	3.56	24	30/360	Floating(2)	[Aaa/AAA]
I-A-2-1	98,751,000	MTA Floater	October 2046	3.56	24	30/360	Floating(3)	[Aaa/AAA]
I-A-2-2	50,000,000	MTA Floater	October 2046	3.56	24	30/360	Floating(4)	[Aaa/AAA]
I-A-3	89,251,000	LIBOR Floater	October 2046	3.56	0	ACT/360	Floating(5)	[Aaa/AAA]
II-A-1-1	215,673,000	Super Senior/MTA Floater	October 2046	3.61	24	30/360	Floating(6)	[Aaa/AAA]
II-A-1-2	145,000,000	Super Senior/MTA Floater	October 2046	3.61	24	30/360	Floating(7)	[Aaa/AAA]
II-A-2	150,281,000	MTA Floater	October 2046	3.61	24	30/360	Floating(8)	[Aaa/AAA]
II-A-3-1	60,000,000	MTA Floater	October 2046	3.61	24	30/360	Floating(9)	[Aaa/AAA]
II-A-3-2	30,168,000	MTA Floater	October 2046	3.61	24	30/360	Floating(10)	[Aaa/AAA]
III-A-1-1	114,935,000	Super Senior/LIBOR Floater	October 2046	3.52	0	ACT/360	Floating(11)	[Aaa/AAA]
III-A-1-2	114,935,000	Super Senior/LIBOR Floater	October 2046	3.52	0	ACT/360	Floating(12)	[Aaa/AAA]
III-A-2	95,779,000	LIBOR Floater	October 2046	3.52	0	ACT/360	Floating(13)	[Aaa/AAA]
III-A-3-1	44,358,000	LIBOR Floater	October 2046	2.05	0	ACT/360	Floating(14)	[Aaa/AAA]
III-A-3-2	13,110,000	LIBOR Floater	October 2046	8.50	0	ACT/360	Floating(15)	[Aaa/AAA]
M-1	43,116,000	LIBOR Floater	October 2046	6.53	0	ACT/360	Floating(16)	[Aa1/AA+]
M-2	11,836,000	LIBOR Floater	October 2046	6.39	0	ACT/360	Floating(16)	[Aa2/AA]
M-3	7,609,000	LIBOR Floater	October 2046	6.31	0	ACT/360	Floating(16)	[Aa3/AA]
M-4	7,609,000	LIBOR Floater	October 2046	6.22	0	ACT/360	Floating(16)	[A1/AA]
M-5	8,454,000	LIBOR Floater	October 2046	6.08	0	ACT/360	Floating(16)	[A2/A+]
M-6	9,300,000	LIBOR Floater	October 2046	5.83	0	ACT/360	Floating(16)	[Baa1/A]
M-7	9,300,000	LIBOR Floater	October 2046	5.47	0	ACT/360	Floating(16)	[Baa3/BBB+]
M-8	5,918,000	LIBOR Floater	October 2046	4.60	0	ACT/360	Floating(16)	[Baa3]
Total Offered	$[1,682,386,000]

(1) The Structure is preliminary and subject to change.
(2) The pass-through rate on the Class I-A-1 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group I Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class I-A-1 Certificates will increase to [2.0] times the current margin.

(3) The pass-through rate on the Class I-A-2-1 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group I Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class I-A-2-1 Certificates will increase to [2.0] times the current margin.

(4) The pass-through rate on the Class I-A-2-2 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group I Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class I-A-2-2 Certificates will increase to [2.0] times the current margin.

(5) The pass-through rate on the Class I-A-3 Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Group I Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class I-A-3 Certificates will increase to [2.0] times the original specified margin.

(6) The pass-through rate on the Class II-A-1-1 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group II Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class II-A-1-1 Certificates will increase to [2.0] times the current margin.

(7) The pass-through rate on the Class II-A-1-2 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group II Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class II-A-1-2 Certificates will increase to [2.0] times the current margin.

(8) The pass-through rate on the Class II-A-2 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group II Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class II-A-2 Certificates will increase to [2.0] times the current margin.

(9) The pass-through rate on the Class II-A-3-1 will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group II Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class II-A-3-1 Certificates will increase to [2.0] times the current margin.

(10) The pass-through rate on the Class II-A-3-2 Certificates will be a floating rate equal to the lesser of (i) on or before the Distribution Date in January, 2007, One-year MTA plus [ ]% and after the Distribution Date in January, 2007, One-year MTA plus [ ]% and (ii) the Group II Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class II-A-3-2 Certificates will increase to [2.0] times the current margin.

(11) The pass-through rate on the Class III-A-1-1 Certificates will be a floating rate equal to One-month LIBOR plus [ ]% so long as a Class III-A-1-1 Swap Default has not occurred and is not continuing and if a Class III-A-1-1 Swap Default has occurred and is continuing, will equal the lesser of (i) One-month LIBOR plus [ ]% and (ii) the Group III Net WAC Cap Rate (equal to the weighted average net mortgage interest rate of the Group III Mortgage Loans). The Class III-A-1-1 Certificates will have the benefit of the Class III-A-1-1 Swap Agreement as further described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class III-A-1-1 Certificates will increase to [2.0] times the current margin.

(12) The pass-through rate on the Class III-A-1-2 Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Group III Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class III-A-1-2 Certificates will increase to [2.0] times the original specified margin.

(13) The pass-through rate on the Class III-A-2 Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Group III Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class III-A-2 Certificates will increase to [2.0] times the original specified margin.

(14) The pass-through rate on the Class III-A-3-1 Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Group III Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class III-A-3-1 Certificates will increase to [2.0] times the original specified margin.

(15) The pass-through rate on the Class III-A-3-2 Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Group III Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margin on the Class III-A-3-2 Certificates will increase to [2.0] times the original specified margin.

(16) The Pass-Through Rates for each of the Class M Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Subordinate Net WAC Cap Rate. If the Optional Call is not exercised on the first possible date, the specified margins on the Class M Certificates will increase to [1.5] times the original specified margins.

Transaction Overview
Certificates:
■   The Class I-A-1, Class I-A-2-1, Class I-A-2-2 and Class I-A-3 (the “Group I Senior Certificates”), the Class II-A-1-1, Class II-A-1-2, Class II-A-2, Class II-A-3-1 and Class II-A-3-2 Certificates (the “Group II Senior Certificates”), the Class III-A-1-1, Class III-A-1-2, Class III-A-2, Class III-A-3-1 and Class III-A-3-2 (the “Group III Senior Certificates”). The trust will also issue the Class R Certificates (together with the Group I Senior Certificates, the Group II Senior Certificates and the Group III Senior Certificates, the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (the “Subordinate Certificates”), the Class C Certificates and the Class P Certificates. Distributions of interest and/or principal on the Certificates (other than the Class III-A-1-1 Certificates) will be made from payments received in connection with the Mortgage Loans and, in the case of the Group I Senior Certificates, solely from the Group I Mortgage Loans, in the case of the Group II Senior Certificates, solely from the Group II Mortgage Loans and, in the case of the Group III Senior Certificates (other than the Class III-A-1-1 Certificates), solely from the Group III Mortgage Loans. Distributions of interest and principal with respect to the Class III-A-1-1 Certificates will be made from payments received on the Group III Mortgage Loans and from certain payments that may be made pursuant to the Class III-A-1-1 Swap Agreement.

LIBOR Certificates:
■   The Class I-A-3, Class III-A-1-1, Class III-A-1-2, Class III-A-2, Class III-A-3-1 and Class III-A-3-2 (together the “Senior LIBOR Certificates”). The trust will the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (the “Subordinate LIBOR Certificates”, and together with the Senior LIBOR Certificates the “LIBOR Certificates”),

Offered Certificates:	■ The Group I Senior Certificates, Group II Senior Certificates, the Group III Senior Certificates and the Subordinate Certificates (together the “Offered Certificates”).

Non-Offered Certificates:	■ Class C, Class P and Class R Certificates.

Pricing Speed:	■ 25% CPR

Depositor:	■ American Home Mortgage Assets LLC

Master Servicer:	■ Wells Fargo Bank, National Association

Originator:	■ American Home Mortgage Investment Corp. (or an affiliate thereof)

Servicer:	■ American Home Mortgage Servicing, Inc.

Trustee:	■ Deutsche Bank National Trust Company

Cut-off Date:	■ July 1, 2006

Closing Date:	■ On or around July 28, 2006

Investor Settlement Date:	■ LIBOR based Certificates: on or around July 28, 2006 ■ MTA based Certificates: on or around July 31, 2006

Legal Structure:	■ REMIC

Optional Call:	■ 1% Cleanup Call

Distribution Dates:	■ 25th of each month, or next business day, commencing in August 2006

Registration:	■ The Offered Certificates will be made available in book-entry form through DTC.

Federal Tax Treatment:
■   It is anticipated that a portion of the Class A Certificates and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes. The Class A Certificates and Subordinate Certificates will also be entitled to certain non-REMIC payments.

Transaction Overview (Cont.)

ERISA Eligibility:
■  The Class I-A-1, Class II-A-1-1, Class II-A-1-2, Class III-A-1-1 and Class III-A-1-2 Certificates are expected to be ERISA eligible. Prior to the termination of the Class III-A-1-1 Swap Agreement and Swap Account, plans may invest in the Class III-A-1-1 Certificates if they meet the requirements of the investor-based exemption. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

Advances:
■  The Servicer is obligated to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the Servicer believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Compensating Interest:
■  On each Distribution Date, the Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the prospectus supplement. The reduction in the Servicer’s servicing compensation for any Distribution Date will be limited to an amount equal to one month’s interest on the amount of principal so prepaid for the month of prepayment at the applicable Net WAC Cap Rate; provided, however, that the Servicer’s aggregate obligations for any month shall be limited to the total amount of servicing fees actually received with respect to the Mortgage Loans by the Servicer during such month.

Interest Accrual Period:
■  The Interest Accrual Period for the Class I-A-1, Class I-A-2-1, Class I-A-2-2, Class II-A-1-1, Class II-A-1-2 and Class II-A-2, Class II-A-3-1, Class II-A-3-2 Certificates for any Distribution Date will be the calendar month before the Distribution Date (on a 30/360 basis). The Interest Accrual Period for the Class I-A-3, Class III-A-1-1, Class III-A-1-2, Class III-A-2, Class III-A-3-1, Class III-A-3-2 and Subordinate Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date (on an actual/360 basis).

Group I Net WAC Cap Rate:
■  The weighted average of the mortgage rates on the Group I Mortgage Loans as of the beginning of the related mortgage due period minus servicing fees and any lender paid mortgage insurance fees for such distribution date. The Group I Net WAC Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the Interest Accrual Period.

Group II Net WAC Cap Rate:
■  The weighted average of the mortgage rates on the Group II Mortgage Loans as of the beginning of the related mortgage due period minus servicing fees and any lender paid mortgage insurance fees for such distribution date. The Group II Net WAC Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the Interest Accrual Period.

Group III Net WAC Cap Rate:
■  The weighted average of the mortgage rates on the Group III Mortgage Loans as of the beginning of the related mortgage due period minus servicing fees and any lender paid mortgage insurance fees for such distribution date. The Group III Net WAC Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the Interest Accrual Period.

Subordinate Net WAC Cap Rate:
■  For any Distribution Date, the weighted average of the Group 1 Net WAC Cap Rate, the Group II Net WAC Cap Rate, and the Group III Net WAC Cap Rate, weighted based on the Group Subordinate Amount for each Loan Group.

Group Subordinate Amount:
■  For any Distribution Date and any Loan Group, the excess of (i) aggregate of the stated principal balances of the mortgage loans in such Loan Group as of the first day of the related Due Period over (ii) the aggregate of the Certificate Principal Balances of the related Class A Certificates (and in the case of Loan Group III, any Class III-A-1-1 Deferred Interest Amount (as defined herein)) before taking into account any distribution on such Distribution date.

Transaction Overview (Cont.)

Collateral:
■  The mortgage loans (the “Mortgage Loans”) are 30 and 40 year adjustable rate loans secured by first liens on one-to four-family residential properties. The mortgage rates for the Mortgage Loans are generally fixed for an initial period from one, three, six or twelve months after origination. Substantially all of the mortgage loans are negative amortization loans with rates that adjust monthly and scheduled payments that adjust annually. At the end of the initial fixed-rate period, if any, each mortgage rate will adjust monthly based on the Mortgage Index plus the related margin. The “Mortgage Index” for the mortgage rates for the Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)” (“One-year MTA”).

■  For each of the One-year MTA indexed Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject generally to the conditions that (i) the amount of the minimum monthly payment will not increase or decrease by an amount that is more than 7.50% of the last minimum monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 125% of the original principal balance due to Deferred Interest (the “Negative Amortization Limit”), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

■  On each payment date after the initial fixed rate period, if any, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

■  Negative amortization on the One-year MTA Mortgage Loans will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

■  As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be $1,675,000,000, subject to a 10% variance. Approximately 24.36% of the Mortgage Loans do not have a prepayment penalty period. Approximately 26.66% of the Mortgage Loans have a prepayment penalty period of 1 year, approximately 11.28% of the Mortgage Loans have a prepayment penalty period of 2 years and approximately 37.70% of the Mortgage Loans have a prepayment penalty period of 3 years. The Group I Mortgage Loans will consist of Mortgage Loans with prepayment penalty periods of less than 3 years, the Group II Mortgage Loans will consist of Mortgage Loans with prepayment penalty periods of 3 years and the Group III Mortgage Loans will consist of Mortgage Loans with no prepayment penalties.

Credit Enhancement:	■ Credit Enhancement for the Offered Certificates will consist of the following: 1) Excess Interest, 2) Overcollateralization (“OC”); and 3) Subordination

Transaction Overview (Cont.)

Cashflow Description:
■   Distributions on the Senior Certificates and the Subordinate Certificates will be made on the 25th day of each month (or next business day). The payments to the Senior Certificates and the Subordinate Certificates, to the extent of available funds from the related Mortgage Loans and, in the case of the Class III-A-1-1 Certificates, net swap payments, if any, from the Class III-A-1-1 Swap Agreement, as applicable, will be made according to the following priority:

Group I Available Funds

1.  To pay interest, pro rata, to the Class I-A-1, Class I-A-2-1, Class I-A-2-2 and Class I-A-3 Certificates, based on (i) the certificate principal balance of each such class and (ii) the respective Pass-Through Rate of each such class including any accrued unpaid interest due from any prior Distribution Date as reduced by certain interest shortfalls and any Net Deferred Interest allocable to each such class;
2.  To pay interest, sequentially, to the Subordinate Certificates, based on (i) the related Group I Portion of the certificate principal balance of each such class and (ii) the respective Pass-Through Rate of each such class as reduced by certain interest shortfalls and any Net Deferred Interest allocable to each such class;
3.  (A) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to the Group I Principal Distribution Amount for such Distribution Date, sequentially:
i.  concurrently, to the Class I-A-1, Class I-A-2-1, Class I-A-2-2 and Class I-A-3 Certificates, pro rata on the basis of their respective certificate principal balance of each such class
ii.  sequentially, to the Subordinate Certificates, until reduced to zero.
(A)  For each Distribution Date on or after the Stepdown Date and so long as there is no Trigger Event in effect, sequentially:
i.  In an amount up to the related Senior Principal Distribution Amount, concurrently, to the Class I-A-1, Class I-A-2-1, Class I-A-2-2 and Class I-A-3 Certificates, pro rata on the basis of their respective certificate principal balance of each such class.
ii.  Sequentially, to the Subordinate Certificates, in each case each class shall receive such class’ allocable share of the related Subordinated Principal Distribution Amount, until reduced to zero;

Transaction Overview (Cont.)

Cashflow Description:
Group II Available Funds

1.     To pay interest, pro rata, to the Class II-A-1-1, Class II-A-1-2, Class II-A-2, Class II-A-3-1 and Class II-A-3-2 Certificates, based on (i) the certificate principal balance of each such class and (ii) the respective Pass-Through Rate of each such class including any accrued unpaid interest due from any prior Distribution Date as reduced by certain interest shortfalls and any Net Deferred Interest allocable to each such class;
2.     To pay interest, sequentially, to the Subordinate Certificates, based on (i) the related Group II Portion of the certificate principal balance of each such class and (ii) the respective Pass-Through Rate of each such class as reduced by certain interest shortfalls and any Net Deferred Interest allocable to each such class;
3.     (A) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to the Group II Principal Distribution Amount for such Distribution Date, sequentially:
i.  concurrently, to the Class II-A-1-1, Class II-A-1-2, Class II-A-2, Class II-A-3-1 and Class II-A-3-2 Certificates, pro rata on the basis of their respective certificate principal balance of each such class.
ii.  sequentially, to the Subordinate Certificates, until reduced to zero.
 (B)  For each Distribution Date on or after the Stepdown Date and so long as there is no Trigger Event in effect, sequentially:
i.  In an amount up to the related Senior Principal Distribution Amount, concurrently, to the Class II-A-1-1, Class II-A-1-2, Class II-A-2, Class II-A-3-1 and Class II-A-3-2 Certificates, pro rata on the basis of their respective certificate principal balance of each such class.
ii.  Sequentially, to the Subordinate Certificates, in each case each class shall receive such class’ allocable share of the related Subordinated Principal Distribution Amount, until reduced to zero.

Group III Available Funds

1.     From amounts otherwise allocable to the Class III-A-1-1 Certificates pursuant to priorities 2 and 4 below and provided that, for this purpose, the Pass-Through Rate on the Class III-A-1-1 Certificates shall be deemed to equal the lesser of (1) One-Month LIBOR plus [ ]% if on or prior to the optional termination date or One-Month LIBOR plus [ ]% after the optional termination date and (2) the Group III Net WAC Cap Rate for the related Interest Accrual Period, to the Class III-A-1-1 Swap Account, the amount of any Net Swap Payment or Swap Termination Payment due to the Swap Counterparty (other than a Swap Termination payment due to a Swap Counterparty Trigger Event) under the Class III-A-1-1 Swap Agreement;
2.     To pay interest, pro rata, to the Class III-A-1-1, Class III-A-1-2, Class III-A-2, Class III-A-3-1 and Class III-A-3-2 Certificates, based on (i) the certificate principal balance of each such class and (ii) the respective Pass-Through Rate of each such class including any accrued unpaid interest due from any prior Distribution Date as reduced by certain interest shortfalls and any Net Deferred Interest allocable to each such class (other than the Class III-A-1-1 Certificates).
3.     To pay interest, sequentially, to the Subordinate Certificates, in an amount equal to the product of (i) the related Group III Portion of the certificate principal balance of each such class and (ii) the respective Pass-Through Rate of each such class as reduced by certain interest shortfalls and any Net Deferred Interest allocable to each such class;
4.     (A) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to the Group III Principal Distribution Amount for such Distribution Date, sequentially:

Transaction Overview (Cont.)

Cashflow Description (continued):
Group III Available Funds (continued)

i.     concurrently, to the Swap Provider any Class III-A-1-1 Deferred Interest Amount and to the Class III-A-1-1*, Class III-A-1-2, Class III-A-2, Class III-A-3-1 and Class III-A-3-2 Certificates, pro rata on the basis of the respective certificate principal balance of each such class, immediately prior to such Distribution Date, until reduced to zero, provided however that any amounts payable to the Class III-A-3-1 Certificates and the Class III-A-3-2 Certificates (together, the "Class III-A-3 Certificates") being paid sequentially, first to the Class III-A-3-1 Certificates and second to the Class III-A-3-2 Certificates, in each case until its respective certificate principal balance is reduced to zero;
ii.    sequentially, to the Subordinate Certificates, until reduced to zero.

(B) For each Distribution Date on or after the Stepdown Date and so long as there is no Trigger Event in effect, sequentially:
i.     In an amount up to the related Senior Principal Distribution Amount, concurrently, to the Swap Provider, any Class III-A-1-1 Deferred Interest Amount and to the Class III-A-1-1*, Class III-A-1-2, Class III-A-2, Class III-A-3-1 and Class III-A-3-2 Certificates, pro rata on the basis of their respective certificate principal balance of each such class, immediately prior to such Distribution Date, until reduced to zero, provided however that any amounts payable to the Class III-A-3-1 Certificates and the Class III-A-3-2 Certificates (together, the "Class III-A-3 Certificates") being paid sequentially, first to the Class III-A-3-1 Certificates and second to the Class III-A-3-2 Certificates, in each case until its respective certificate principal balance is reduced to zero;
ii.    Sequentially, to the Subordinate Certificates, in each case each class shall receive such class’ allocable share of the related Subordinated Principal Distribution Amount, until reduced to zero;
* : Amounts otherwise allocable to the Class III-A-1-1 Certificates, will be distributed to the Swap Account, and will be used to pay the Swap Counterparty in the amount of any Swap Termination Payment due to the Swap Counterparty due to a Swap Counterparty Trigger Event under the Class III-A-1-1 Swap Agreement.

Remaining Available Funds from All Loan Groups

1.    From the remaining Group I, Group II and Group III Available Funds, if any, to pay the Allocated Realized Loss Amounts on the Senior and Subordinate Certificates, on a sequential basis.
2.    From the remaining Group I, Group II and Group III Available Funds, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.
3.    From the remaining Group I, Group II and Group III Available Funds, if any, to pay the Interest Carry Forward Amounts on the Subordinate Certificates, on a sequential basis.
4.    From the remaining Group I, Group II and Group III Available Funds, if any, to pay the Basis Risk Carryover Shortfall Amounts on the Offered Certificates, (but only in the event of a Swap Default with respect to the Class III-A-1-1 Certificates) in the same priority as described above.
5.    To pay any remaining amount to the Class C and Class R Certificates.

Transaction Overview (Cont.)

Negative Amortization:
■  Since the Mortgage Loans are subject to negative amortization, the Senior Certificates (other than the Class III-A-1-1 Certificates) and the Subordinate Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each interest accrual period with respect to each mortgage loan will be offset by principal collections for such period. For any Loan Group, any negative amortization in excess of principal collections for each such Loan Group (“Net Deferred Interest”) shall be allocated among the Senior Certificates related to such Loan Group and the Subordinate Certificates based, in the case of the Senior Certificates, on the amount of interest accrued on such Class for the related Interest Accrual Period computed for this purpose in the case of the Class III-A-1-1 Certificates as though the Pass-Through Rate were subject to a cap based on the Group III Net WAC Cap Rate as long as the Class III-A-1-1 Swap Agreement remains in effect, and in the case of a Class of Subordinate Certificates, based on the interest accrued on the applicable portion of such Class for the related Interest Accrual Period. As long as a Swap Default pursuant to the Class III-A-1-1 Swap Agreement has not occurred and is not continuing, Net Deferred Interest allocated to the Class III-A-1-1 Certificates, as applicable, will not be added to the certificate principal balance thereof. Pursuant to the Swap Agreement, the Swap Provider is required to make an interest payment in respect of such amount for payment to the Class III-A-1-1 Certificates.

Class III-A-1-1 Swap Agreement:
■  On the Closing Date, the Class III-A-1-1 Certificates will have the benefit of a swap agreement (the “Class III-A-1-1 Swap Agreement”). Payments under the Class III-A-1-1 Swap Agreement are required to be made so that the Class III-A-1-1 Certificates will receive interest payments at a pass-through rate equal to One-Month LIBOR plus the related margin, less interest shortfalls allocated to such certificates. In addition the Class III-A-1-1 Swap Agreement will pay an amount equal to any Net Deferred Interest allocated to the Class III-A-1-1 Certificates on each Distribution Date.
■  The Class III-A-1-1 Swap Agreement will have an initial notional amount of $[114,935,000]. On a Distribution Date while the Class III-A-1-1 Certificates remain outstanding, the Trustee acting on behalf of a separate trust fund (the “Grantor Trust”) will be obligated to pay to the Swap Provider an amount equal to the excess, if any of (A) the product of (a) the lesser of (1) the sum of (x) One-Month LIBOR plus [ ]% if on or prior to the optional termination date or One-Month LIBOR plus [ ]% after the optional termination date and (y) a per annum rate, not to exceed [0.06]% on or prior to the optional termination date or [0.12]% after the optional termination date (the “Swap Fee Rate”) and (2) the Group III Net WAC Cap Rate for the related Interest Accrual Period, (b) a notional amount equal to the lesser of (1) the Certificate Principal Balance of the Class III-A-1-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate principal balance of the Group III Mortgage Loans as of the first day of the related due period and (c) the actual number of days in the related interest accrual period/360 over (B) any Net Deferred Interest allocated to the Class III-A-1-1 Certificates on such Distribution Date, and the Swap Provider will be obligated to pay to the Grantor Trust, for the benefit of the holders of the Class III-A-1-1 Certificates, an amount equal to the product of (x) One-Month LIBOR plus [ ]% if on or prior to the optional termination date or One-Month LIBOR plus [ ]% after the optional termination date and (y) a notional amount equal to the lesser of (I) the Certificate Principal Balance of the Class III-A-1-1 Certificates immediately prior to the related Distribution Date and (II) the aggregate principal balance of the Group III Mortgage Loans as of the first day of the related due period, and (z) the actual number of days in the related interest accrual period/360. Only the net amount of the two obligations will be paid by the appropriate party (the “Class III-A-1-1 Net Swap Payment”).
■  If any payment by the Grantor Trust to the Swap Provider has been reduced under clause (B) as a result of any Net Deferred Interest allocated to the Class III-A-1-1 Certificates, then the Grantor Trust shall pay to the Swap Provider on future Distribution Dates any amounts received by the Grantor Trust in respect of such Net Deferred Interest (including amounts received by the Grantor Trust in respect of interest on such Net Deferred Interest at a rate equal to the sum of (x) One-Month LIBOR plus [ ]% on or prior to the optional termination date or One-Month LIBOR plus [ ]% after the optional termination date and (y) the Swap Fee Rate).
■  The Grantor Trust shall pay to the Swap Provider any Basis Risk Shortfall Carry Forward Amount received by the Grantor Trust.
■  Any amounts in the Grantor Trust from the Swap Provider attributable to a Class III-A-1-1 Net Swap Payment will be used to make interest payments on the Class III-A-1-1 Certificates.

Transaction Overview (Cont.)

The Cap Agreement:
■  The LIBOR Certificates will have the benefit of an interest rate cap contract. Such interest rate cap contract is intended to partially mitigate the interest rate risk that could result from the difference in (i) the Pass Through Rate for each such Certificate based on One Month LIBOR plus the related margin (without regard to the applicable Net WAC Cap Rate) and (ii) the applicable Net WAC Cap Rate. With respect to each applicable Distribution Date the amount payable by the Cap Provider will equal the product of (i) the excess (if any) of (x) the lesser of (a) One-Month LIBOR (as determined pursuant to the Cap Agreement) and (b) the Cap Ceiling over (y) the Cap Strike Rate, (ii) the lesser of (x) the Cap Agreement Notional Balance (described below) for such Distribution Date and (y) the aggregate certificate principal balance of the LIBOR Certificates immediately prior to such Distribution Date, (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.
■  A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Cap Agreement. The Cap Agreement and any payments made by the Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.
■  On each Distribution Date, the Trust Administrator will distribute to the Certificates and Class CE Certificates all amounts received under the Cap Agreement as follows:
(i) to the Group I Senior Certificates and the Group III Senior Certificates, pro rata, any remaining Allocated Realized Loss Amounts and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts but only to the extent of remaining Allocated Realized Loss Amounts relating to the Group I Mortgage Loans and Group III Mortgage Loans after the application of excess spread.
(ii) to the LIBOR Certificates, pro rata, based on the remaining Basis Risk Shortfalls and then to the Subordinate Certificates, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates an amount equal to any unpaid remaining Basis Risk Shortfalls to the extent not covered by excess spread.
(iii) to the Group I Senior Certificates and the Group III Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates to the extent not covered by excess spread;
(v) to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount to the extent not covered by excess spread;

Overcollateralization Target Amount:
With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to [0.50]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in August 2012 an amount equal to [1.25]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in August 2012 an amount equal to [1.00]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

OC Floor:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

Stepdown Date:
The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in August 2012, [16.50]% and (b) on any Distribution Date on or after the Distribution Date in August 2012, [13.20]%.

Transaction Overview (Cont.)

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

	Credit Enhancement and Stepdown Target Subordination Percentage
Class	(M / S)	Initial CE %	CE % On/After Step Down Date and Prior to Distribution Date in August 2012	CE % On/After Distribution Date in August 2012

A	[Aaa/AAA]	6.600%	16.500%	13.200%
M-1	[Aa1/AA+]	4.050%	10.125%	8.100%
M-2	[Aa2/AA]	3.350%	8.375%	6.700%
M-3	[Aa3/AA]	2.900%	7.250%	5.800%
M-4	[A1/AA]	2.450%	6.125%	4.900%
M-5	[A2/A+]	1.950%	4.875%	3.900%
M-6	[Baa1/A]	1.400%	3.500%	2.800%
M-7	[Baa3/BBB+]	0.850%	2.125%	1.700%
M-8	[Baa3]	0.500%	1.250%	1.000%

Delinquency Trigger Event:
■  With respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [40.0]% and the applicable Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger Event:
■  With respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

	Distribution Date Occurring in	Percentage
	August 2008 to July 2009	[0.20]%, plus 1/12th of [0.30]% for each month thereafter
	August 2009 to July 2010	[0.50]%, plus 1/12th of [0.35]% for each month thereafter
	August 2010 to July 2011	[0.85]%, plus 1/12th of [0.40]% for each month thereafter
	August 2011 to July 2012	[1.25]%, plus 1/12th of [0.25]% for each month thereafter
	August 2012 and thereafter	[1.50]%

Senior Principal Distribution Amount:
■  For any Distribution Date and Loan Group will equal the excess of: (1) the aggregate Certificate Principal Balance of the related senior certificates immediately prior to such Distribution Date (plus, in the case of Group III, the Class III-A-1-1 Deferred Interest Amount), over (2) the lesser of (A) the product of (i) (x) [83.50]% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in August 2012 or (y) [86.80]% on any Distribution date on or after the Stepdown Date and on or after the Distribution Date in August 2012 and (ii) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the OC Floor.

Transaction Overview (Cont.)

Subordinated Principal Distribution Amount:
■  For any class of subordinated certificates, any Distribution Date and Loan Group will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the related senior certificates (plus, in the case of Group III, the Class III-A-1-1 Deferred Interest Amount) (after taking into account the distribution of the related Senior Principal Distribution Amount for such Distribution Date), (b) the related aggregate Certificate Principal Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinated Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the related Certificate Principal Balance of such class of subordinated certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the OC Floor; provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining related Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Basis Risk Carryover Shortfall Amounts:
■  The Offered Certificates (including, in the event of Swap Termination, the Class III-A-1-1 Certificates) and Subordinate Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the Pass-Through Rate for such Class (without giving effect to the related Net WAC Cap Rate) over (b) the amount of interest actually accrued on such Class based on the related Net WAC Cap Rate and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Pass-Through Rate for such Class without giving effect to the related Net WAC Cap Rate) (together, the “Basis Risk Carryover Shortfall Amounts”).

Optional Termination:
■  The terms of the transaction allow for an option to terminate the Trust, which may be exercised by the Servicer once the aggregate principal balance of the Mortgage Loans is 1% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Allocation of Losses:
■  To the extent not covered by excess interest or overcollateralization, Realized Losses on the Mortgage Loans will be allocated to the most junior class of Certificates outstanding beginning with the Class M-6 Certificates, until the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.
■  Thereafter, Realized Losses on the Group I Mortgage Loans will be allocated first, to the Class I-A-3 Certificates until reduced to zero, and second, pro-rata to the Class I-A-2-1 and Class I-A-2-2 Certificates until reduced to zero. Realized Losses on the Group II Mortgage Loans will be allocated first, pro-rata, to the Class II-A-3-1 and Class II-A-3-2 Certificates until reduced to zero, and second, to the Class II-A-2 Certificates until reduced to zero. Realized Losses on the Group III Mortgage Loans will be allocated first, pro-rata, to the Class III-A-3-1 and Class III-A-3-2 Certificates until reduced to zero, and second, to the Class III-A-2 Certificates until reduced to zero.
■  There will be no allocation of Realized Losses to the Class I-A-1 Certificates, Class II-A-1-1 Certificates, Class II-A-1-2 Certificates, the Class III-A-1-1 Certificates and Class III-A-1-2 Certificates. Investors in such Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class I-A-1 Certificates, Class II-A-1-1 Certificates, the Class II-A-1-2 Certificates, the Class III-A-1-1 Certificates and Class III-A-1-2 Certificates all principal and interest amounts to which they are then entitled.

Preliminary LIBOR Cap Schedule
Date	Cap Notional ($)	Cap Strike (%)	Cap Ceiling (%)	Date	Cap Notional ($)	Cap Strike (%)	Cap Ceiling (%)
8/25/2006	-	0	0	10/25/2009	611,918,750.67	7.6204	9.075
9/25/2006	-	0	0	11/25/2009	592,256,854.75	7.6012	9.075
10/25/2006	-	0	0	12/25/2009	573,208,785.44	7.5403	9.075
11/25/2006	-	0	0	1/25/2010	554,755,053.37	7.5735	9.075
12/25/2006	-	0	0	2/25/2010	536,292,747.31	7.5524	9.075
1/25/2007	-	0	0	3/25/2010	518,425,298.93	7.3608	9.075
2/25/2007	-	0	0	4/25/2010	500,576,106.56	7.4966	9.075
3/25/2007	-	0	0	5/25/2010	483,065,950.91	7.4089	9.075
4/25/2007	-	0	0	6/25/2010	466,145,093.72	7.3693	9.075
5/25/2007	-	0	0	7/25/2010	449,793,739.68	7.3101	9.075
6/25/2007	-	0	0	8/25/2010	433,967,159.82	7.2491	9.075
7/25/2007	-	0	0	9/25/2010	418,382,931.84	7.1852	9.075
8/25/2007	-	0	0	10/25/2010	403,325,561.25	7.1188	9.075
9/25/2007	-	0	0	11/25/2010	388,543,840.32	7.0502	9.075
10/25/2007	-	0	0	12/25/2010	374,071,621.23	6.9783	9.075
11/25/2007	-	0	0	1/25/2011	360,107,105.33	6.9038	9.075
12/25/2007	-	0	0	2/25/2011	346,632,663.64	6.8255	9.075
1/25/2008	-	0	0	3/25/2011	333,631,218.46	6.7439	9.075
2/25/2008	-	0	0	4/25/2011	321,094,846.51	6.6602	9.075
3/25/2008	-	0	0	5/25/2011	309,007,350.73	6.5712	9.075
4/25/2008	-	0	0	6/25/2011	297,352,461.30	6.4786	9.075
5/25/2008	-	0	0	7/25/2011	286,114,526.99	6.4227	9.075
6/25/2008	-	0	0	8/25/2011	275,278,993.21	6.4168	9.075
7/25/2008	-	0	0	9/25/2011	264,561,100.99	6.4097	9.075
8/25/2008	958,642,550.25	8.8488	9.075	10/25/2011	254,218,459.81	6.4018	9.075
9/25/2008	928,661,676.87	8.7761	9.075	11/25/2011	244,237,971.79	6.3935	9.075
10/25/2008	899,556,867.96	8.7012	9.075	12/25/2011	234,606,995.54	6.3840	9.075
11/25/2008	871,204,230.31	8.6234	9.075	1/25/2012	225,313,330.19	6.3740	9.075
12/25/2008	843,760,348.90	8.5425	9.075	2/25/2012	216,345,200.12	6.3629	9.075
1/25/2009	817,186,547.23	8.4585	9.075	3/25/2012	207,691,240.14	6.3508	9.075
2/25/2009	791,448,166.50	8.3713	9.075	4/25/2012	199,312,750.15	6.3385	9.075
3/25/2009	766,514,009.76	8.2808	9.075	5/25/2012	191,200,131.50	6.3247	9.075
4/25/2009	742,367,187.62	8.1868	9.075	6/25/2012	183,344,120.45	6.3151	9.075
5/25/2009	718,982,719.83	8.0894	9.075	7/25/2012	175,735,776.55	6.2999	9.075
6/25/2009	696,336,334.04	7.9884	9.075	8/25/2012	0	0	0
7/25/2009	674,404,701.42	7.8849	9.075
8/25/2009	653,165,237.89	7.6178	9.075
9/25/2009	632,214,609.30	7.6228	9.075

* Subject to change based on information to be received prior to the Closing Date.

**Collateral statistics are based on preliminary pool characteristics and will be subject to further revision**

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL
Number of Mortgage Loans:	3,545	W.A. Remaining Term (Months):	427
Aggregate Principal Balance:	$1,377,082,493.55	Range (Months):	355 - 480
Average Principal Balance:	$388,457.69	W.A. Seasoning (Months):	0
Range:	$38,400.00 - $4,500,000.00	Range (Months):	0 - 5
Original W.A. Coupon:	1.374%
Range:	1.000% - 8.140%	California Concentration:	40.20%
Gross W.A. Coupon:	7.175%	W.A. Original LTV:	76.34%
Range:	1.000% - 9.192%	Range:	19.38% - 100.00%
Net W.A. Coupon:	6.455%	Percentage LTV > 80% & no MI:	0.00%
Gross Margin:	3.216%	W.A. Months to Roll:	1
Range:	2.020% - 4.760%	Range (Months):	1 - 12
Net Margin:	2.496%	Documentation Status:
W.A. Gross Max Rate:	10.102%	Full:	18.38%
Range:	7.500% - 12.950%	Other:	81.62%
W.A. Net Max Rate:	9.382%	Interest Only Loans:	1.05%
		Non-Zero W.A. FICO Score:	712

DESCRIPTION OF THE TOTAL COLLATERAL

Amortization Type
Amortization Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Interest Only	34	14,498,285.00	1.05	6.839	3.258	691	78.29	81.13	54.89
Negative Amortizing	3,511	1,362,584,208.55	98.95	7.179	3.215	712	76.31	76.67	17.99
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Prepayment Penalty Type of the Mortgage Loans
Prepayment Penalty Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
No Prepay	774	335,416,513.83	24.36	7.065	2.882	716	76.24	76.80	18.50
12 mo - HARD	854	367,095,664.77	26.66	7.042	3.001	717	75.53	75.97	18.77
24 mo - HARD	400	155,350,353.06	11.28	7.123	3.042	711	76.10	76.50	24.58
36 mo - HARD	1,517	519,219,961.89	37.70	7.355	3.635	706	77.04	77.27	16.17
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Loan Servicers of the Mortgage Loans
Loan Servicers	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
AHM	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Current Principal Balance of the Mortgage Loans
Current Principal Balance	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$50,000.00 or less	12	535,225.00	0.04	7.859	3.427	726	79.54	79.54	65.51
$50,000.01 - $100,000.00	100	8,141,607.12	0.59	7.359	3.387	715	71.74	71.74	49.92
$100,000.01 - $150,000.00	237	30,420,770.70	2.21	7.261	3.329	716	74.80	74.89	39.49
$150,000.01 - $200,000.00	410	73,600,943.36	5.34	7.279	3.279	714	76.51	76.69	28.27
$200,000.01 - $250,000.00	494	111,957,012.36	8.13	7.359	3.310	713	77.53	77.85	30.29
$250,000.01 - $300,000.00	436	120,499,557.59	8.75	7.192	3.270	709	77.48	77.68	23.63
$300,000.01 - $350,000.00	342	110,933,531.81	8.06	7.447	3.348	710	79.05	79.22	24.49
$350,000.01 - $400,000.00	320	120,700,085.51	8.76	7.274	3.251	709	78.25	78.42	18.04
$400,000.01 - $450,000.00	272	116,486,681.19	8.46	7.160	3.284	709	78.60	78.79	18.66
$450,000.01 - $500,000.00	205	98,120,915.49	7.13	7.019	3.232	713	79.23	79.78	15.63
$500,000.01 - $700,000.00	418	244,261,192.51	17.74	7.159	3.255	715	78.19	78.89	10.24
$700,000.01 - $900,000.00	115	91,245,558.53	6.63	7.040	3.086	720	75.03	75.19	10.12
$900,000.01 - $1,000,000.00	59	57,448,715.41	4.17	6.885	3.047	710	75.06	75.24	6.74
$1,000,000.01 - $1,100,000.00	14	14,816,976.39	1.08	6.997	2.968	721	65.20	65.57	14.24
$1,100,000.01 or more	111	177,913,720.58	12.92	7.040	2.994	710	68.59	69.38	15.31
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Original Gross Rate of the Mortgage Loans
Original Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	1,686	706,923,379.99	51.33	6.971	3.000	709	73.66	74.12	11.27
1.001% - 1.500%	760	277,032,635.49	20.12	7.347	3.309	718	75.06	75.40	26.68
1.501% - 2.000%	726	269,927,001.91	19.60	7.284	3.480	709	79.98	80.26	14.33
2.001% - 2.500%	263	81,894,854.25	5.95	7.784	3.640	725	86.61	86.75	61.67
2.501% - 3.000%	63	27,631,949.91	2.01	7.653	3.681	713	85.05	85.69	8.45
3.001% - 3.500%	32	8,017,972.00	0.58	8.520	4.222	747	97.19	97.19	84.44
3.501% - 4.000%	2	691,000.00	0.05	7.663	3.231	686	100.00	100.00	100.00
4.501% - 5.000%	2	1,063,750.00	0.08	4.950	2.757	750	73.63	73.63	0.00
5.001% - 5.500%	4	1,887,200.00	0.14	5.483	3.318	711	77.86	81.39	11.02
5.501% - 6.000%	2	797,000.00	0.06	5.930	3.266	671	67.40	67.40	0.00
6.001% - 6.500%	2	733,000.00	0.05	6.500	2.680	740	70.46	70.46	0.00
7.001% or more	3	482,750.00	0.04	7.990	3.886	740	94.29	94.29	77.63
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Current Gross Rate of the Mortgage Loans
Current Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	120	50,348,977.00	3.66	1.000	3.029	708	71.85	72.19	6.96
1.001% - 1.500%	37	16,488,578.97	1.20	1.376	3.561	701	77.89	77.89	21.63
1.501% - 2.000%	76	27,691,298.00	2.01	1.840	3.528	703	79.03	79.03	9.58
2.001% - 2.500%	15	3,924,900.00	0.29	2.393	3.960	707	89.19	89.19	66.74
2.501% - 3.000%	5	2,226,500.00	0.16	2.619	3.898	693	92.59	92.59	26.90
3.001% - 3.500%	1	188,000.00	0.01	3.400	4.690	720	100.00	100.00	100.00
4.501% - 5.000%	2	1,063,750.00	0.08	4.950	2.757	750	73.63	73.63	0.00
5.001% - 5.500%	4	1,887,200.00	0.14	5.483	3.318	711	77.86	81.39	11.02
5.501% - 6.000%	2	797,000.00	0.06	5.930	3.266	671	67.40	67.40	0.00
6.001% - 6.500%	4	1,582,900.00	0.11	6.474	2.326	732	73.93	73.93	31.58
6.501% - 7.000%	212	95,849,349.08	6.96	6.861	2.429	716	72.89	73.73	17.88
7.001% or more	3,067	1,175,034,040.50	85.33	7.704	3.273	713	76.66	77.02	18.90
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Gross Margin of the Mortgage Loans
Gross Margin	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.001% - 2.250%	12	5,112,136.00	0.37	6.180	2.137	712	63.78	64.50	43.43
2.251% - 2.500%	189	86,614,583.08	6.29	6.466	2.425	717	73.31	74.19	14.29
2.501% - 2.750%	543	248,843,743.09	18.07	6.842	2.670	718	73.77	73.98	15.13
2.751% - 3.000%	603	254,998,985.82	18.52	6.829	2.886	711	73.52	73.85	14.96
3.001% - 3.250%	482	176,192,948.52	12.79	7.257	3.150	719	74.02	74.76	17.71
3.251% - 3.500%	528	173,259,490.77	12.58	7.162	3.413	710	76.20	76.48	17.69
3.501% - 3.750%	604	233,299,296.60	16.94	7.479	3.601	703	77.54	77.90	18.20
3.751% - 4.000%	288	95,228,069.36	6.92	7.905	3.861	707	81.14	81.60	21.08
4.001% - 4.250%	109	37,871,264.64	2.75	7.407	4.125	713	86.14	86.31	45.85
4.251% - 4.500%	74	25,202,753.76	1.83	7.771	4.384	713	90.09	90.09	31.88
4.501% - 4.750%	110	38,742,821.91	2.81	8.658	4.600	726	92.78	92.78	33.38
4.751% - 5.000%	3	1,716,400.00	0.12	9.192	4.760	673	89.59	89.59	0.00
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Months to Maturity of the Mortgage Loans
Remaining Months to Maturity	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
351 - 355	1	196,788.96	0.01	7.802	3.370	699	90.00	90.00	100.00
356 - 360	1,634	602,692,329.31	43.77	7.075	3.133	713	74.86	75.29	18.54
361 or more	1,910	774,193,375.28	56.22	7.252	3.280	712	77.48	77.83	18.23
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Seasoning of the Mortgage Loans
Seasoning	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	3,447	1,340,969,666.03	97.38	7.158	3.212	712	76.28	76.68	18.23
1 - 6	98	36,112,827.52	2.62	7.801	3.369	713	78.29	78.29	24.02
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Months to Roll of the Mortgage Loans
Months to Roll	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	3,532	1,372,118,793.55	99.64	7.180	3.216	712	76.34	76.72	18.40
3	2	684,900.00	0.05	6.621	3.095	680	78.74	78.74	30.65
6	7	2,899,050.00	0.21	5.936	3.351	722	75.99	78.28	5.69
12	4	1,379,750.00	0.10	5.231	2.758	735	73.87	73.87	15.08
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Lifetime Maximum Rate of the Mortgage Loans
Gross Lifetime Maximum Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.001% - 7.500%	5	1,948,450.00	0.14	7.554	3.122	677	77.70	77.70	4.41
9.501% - 10.000%	2,198	950,346,027.42	69.01	6.957	3.028	709	73.35	73.88	12.79
10.001% - 10.500%	704	207,223,150.52	15.05	7.433	3.312	723	74.19	74.30	18.90
10.501% - 11.000%	636	217,079,465.61	15.76	7.877	3.945	718	91.45	91.45	42.45
12.001% or more	2	485,400.00	0.04	7.707	3.275	650	78.58	78.58	41.82
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Rate Adjustment Frequency of the Mortgage Loans
Rate Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Payment Adjustment Frequency of the Mortgage Loans
Payment Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	34	14,498,285.00	1.05	6.839	3.258	691	78.29	81.13	54.89
12	3,511	1,362,584,208.55	98.95	7.179	3.215	712	76.31	76.67	17.99
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Balance Amount of the Mortgage Loans
Maximum Balance Amount	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	34	14,498,285.00	1.05	6.839	3.258	691	78.29	81.13	54.89
110	881	323,997,668.42	23.53	7.186	3.301	711	78.92	79.35	33.72
125	2,630	1,038,586,540.13	75.42	7.176	3.189	713	75.50	75.84	13.09
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Periodic Payment Cap of the Mortgage Loans
Periodic Payment Cap	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	34	14,498,285.00	1.05	6.839	3.258	691	78.29	81.13	54.89
7.5	3,511	1,362,584,208.55	98.95	7.179	3.215	712	76.31	76.67	17.99
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Original Loan-to-Value of the Mortgage Loans
Original LTV	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
50.00% or less	149	46,861,441.81	3.40	7.037	3.064	726	42.43	43.23	4.22
50.01% - 55.00%	78	34,378,021.49	2.50	7.056	3.064	722	52.36	53.19	10.57
55.01% - 60.00%	96	42,122,870.83	3.06	7.026	2.940	713	57.77	58.12	7.11
60.01% - 65.00%	144	72,886,414.34	5.29	6.953	3.125	704	63.27	63.39	3.25
65.01% - 70.00%	235	129,288,638.37	9.39	6.907	3.040	705	68.72	69.25	9.93
70.01% - 75.00%	693	274,595,445.54	19.94	7.135	3.171	700	74.18	74.49	7.28
75.01% - 80.00%	1,313	500,341,364.91	36.33	7.026	3.042	718	79.52	80.09	19.12
80.01% - 85.00%	53	17,072,956.12	1.24	7.507	3.697	710	83.95	83.95	22.00
85.01% - 90.00%	524	185,621,082.89	13.48	7.682	3.755	713	89.48	89.48	20.63
90.01% - 95.00%	113	33,900,232.52	2.46	7.603	3.440	703	94.62	94.62	93.07
95.01% - 100.00%	147	40,014,024.73	2.91	8.148	4.132	741	99.90	99.90	100.00
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Geographical Distribution of the Mortgage Loans
Geographical Distribution	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
California	1,188	553,584,493.23	40.20	7.125	3.186	713	75.11	75.52	10.29
Florida	769	254,539,946.09	18.48	7.318	3.323	714	77.58	77.67	18.50
New York	89	63,706,092.45	4.63	7.090	2.985	705	67.81	68.77	11.82
Virginia	144	59,247,718.49	4.30	7.046	3.433	706	78.93	79.43	28.83
Arizona	169	57,622,865.28	4.18	7.271	3.203	713	76.87	77.37	21.82
Other	1,186	388,381,378.01	28.20	7.173	3.195	713	78.19	78.61	28.80
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

California Loan Breakdown of the Mortgage Loans
California Loan Breakdown	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Northern CA	708	330,595,733.29	24.01	7.125	3.181	716	75.29	75.75	7.86
Southern CA	480	222,988,759.94	16.19	7.124	3.192	707	74.84	75.18	13.90
State not in CA	2,357	823,498,000.32	59.80	7.209	3.236	712	77.16	77.53	23.82
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Top 10 Zip Codes of the Mortgage Loans
Top 10 Zip Codes	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
34746	26	7,711,350.00	0.56	8.429	3.997	744	86.52	86.52	7.46
11968	5	7,643,000.00	0.56	7.346	2.914	726	63.56	65.52	45.37
94549	5	6,698,200.00	0.49	6.142	2.882	731	68.73	68.73	0.00
29451	4	4,906,200.00	0.36	7.611	3.179	734	76.33	76.33	54.45
02891	2	4,610,000.00	0.33	7.548	3.116	786	51.87	51.87	0.00
34108	5	4,476,925.00	0.33	7.339	2.907	697	69.89	69.89	0.00
94513	9	4,453,764.00	0.32	7.061	3.209	722	78.89	78.89	11.23
94565	11	4,137,350.00	0.30	7.677	3.245	692	75.72	75.72	0.00
94561	9	4,057,650.00	0.29	7.251	3.331	705	74.24	75.43	0.00
91915	7	3,954,340.00	0.29	8.110	3.678	702	79.34	79.34	0.00
Other	3,462	1,324,433,714.55	96.18	7.164	3.214	712	76.49	76.87	18.57
Total:	3,545	1,377,082,493.55	100	7.175	3.216	712	76.34	76.72	18.38

FICO Scores of the Mortgage Loans
FICO Scores	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
600 or less or not available	5	1,127,123.00	0.08	7.772	3.34	586	93.01	93.01	59.15
601 - 620	15	5,009,469.00	0.36	7.565	3.133	616	73.22	73.22	43.14
621 - 640	154	48,526,780.83	3.52	7.491	3.253	632	71.36	71.56	29.11
641 - 660	309	119,092,727.46	8.65	6.805	3.200	651	72.76	73.14	19.24
661 - 680	530	210,659,145.28	15.30	7.171	3.250	670	77.03	77.40	10.44
681 - 700	573	235,289,271.88	17.09	7.053	3.193	691	76.97	77.33	17.37
701 - 720	516	197,693,229.81	14.36	7.299	3.293	710	78.77	79.17	20.78
721 - 740	423	169,019,994.10	12.27	7.197	3.189	730	76.82	77.13	16.97
741 - 760	341	137,608,531.89	9.99	7.336	3.227	751	76.13	76.91	20.65
761 greater than or equal to	679	253,056,220.30	18.38	7.196	3.162	782	75.68	75.97	20.62
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Properties of the Mortgage Loans
Mortgage Properties	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
PUD	756	312,233,755.78	22.67	7.216	3.224	714	77.93	78.31	21.47
Condominium	460	139,263,214.49	10.11	7.416	3.313	720	80.24	80.47	23.74
Coop	7	2,940,360.00	0.21	7.160	2.728	700	75.92	75.92	74.49
Single Family	2,148	861,605,088.96	62.57	7.112	3.194	710	75.38	75.81	15.95
Two- to Four Family	174	61,040,074.32	4.43	7.309	3.283	713	72.78	72.99	21.99
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Occupancy Types of the Mortgage Loans
Occupancy Types	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Investor	711	208,961,733.52	15.17	7.438	3.315	723	74.18	74.30	18.90
Primary	2,592	1,080,491,393.40	78.46	7.092	3.196	709	76.38	76.82	18.41
Secondary	242	87,629,366.63	6.36	7.571	3.218	726	80.88	81.33	16.79
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Purchase	1,014	379,662,837.24	27.57	7.490	3.341	726	84.08	84.51	28.35
Refinance - Rate Term	622	248,547,568.97	18.05	7.230	3.378	702	79.99	80.99	18.48
Refinance - Cashout	1,909	748,872,087.34	54.38	6.997	3.098	708	71.20	71.36	13.29
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE TOTAL COLLATERAL

Document Type of the Mortgage Loans
Document Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Full	824	253,102,609.99	18.38	7.439	3.334	715	83.98	84.41	100.00
Reduced	2,249	974,256,085.69	70.75	7.107	3.179	714	76.00	76.39	0.00
Stated Doc	472	149,723,797.87	10.87	7.174	3.257	695	65.62	65.86	0.00
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

Recast Period of the Mortgage Loans
Recast Period	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	34	14,498,285.00	1.05	6.839	3.258	691	78.29	81.13	54.89
60	3,511	1,362,584,208.55	98.95	7.179	3.215	712	76.31	76.67	17.99
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

First Payment Adjustment (Months) of the Mortgage Loans
First Payment Adjustment (Months)	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	34	14,498,285.00	1.05	6.839	3.258	691	78.29	81.13	54.89
12	2,907	1,160,032,042.14	84.24	7.149	3.214	713	76.07	76.42	16.64
60	604	202,552,166.41	14.71	7.350	3.224	710	77.73	78.15	25.73
Total:	3,545	1,377,082,493.55	100.00	7.175	3.216	712	76.34	76.72	18.38

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I
Number of Mortgage Loans:	1,254	W.A. Remaining Term (Months):	430
Aggregate Principal Balance:	$522,446,017.83	Range (Months):	355 - 480
Average Principal Balance:	$416,623.62	W.A. Seasoning (Months):	0
Range:	$43,200.00 - $4,500,000.00	Range (Months):	0 - 5
Original W.A. Coupon:	1.353%
Range:	1.000% - 7.775%	California Concentration:	43.75%
Gross W.A. Coupon:	7.066%	W.A. Original LTV:	75.70%
Range:	1.000% - 8.982%	Range:	19.38% - 100.00%
Net W.A. Coupon:	6.358%	Percentage LTV > 80% & no MI:	0.00%
Gross Margin:	3.014%	W.A. Months to Roll:	1
Range:	2.020% - 4.550%	Range (Months):	1 - 12
Net Margin:	2.305%	Documentation Status:
W.A. Gross Max Rate:	10.106%	Full:	20.50%
Range:	7.500% - 10.550%	Other:	79.50%
W.A. Net Max Rate:	9.397%	Interest Only Loans:	1.47%
		Non-Zero W.A. FICO Score:	716

DESCRIPTION OF THE GROUP I COLLATERAL

Amortization Type
Amortization Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Interest Only	16	7,687,572.00	1.47	7.239	3.302	677	79.39	81.26	80.84
Negative Amortizing	1,238	514,758,445.83	98.53	7.064	3.009	716	75.64	76.05	19.60
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Prepayment Penalty Type of the Mortgage Loans
Prepayment Penalty Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12 mo - HARD	854	367,095,664.77	70.26	7.042	3.001	717	75.53	75.97	18.77
24 mo - HARD	400	155,350,353.06	29.74	7.123	3.042	711	76.10	76.50	24.58
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Loan Servicers of the Mortgage Loans
Loan Servicers	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
AHM	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Current Principal Balance of the Mortgage Loans
Current Principal Balance	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$50,000.00 or less	4	180,800.00	0.03	7.748	3.316	710	80.00	80.00	76.11
$50,000.01 - $100,000.00	37	2,879,184.74	0.55	7.677	3.245	717	76.90	76.90	68.83
$100,000.01 - $150,000.00	63	8,031,252.66	1.54	7.143	3.015	732	72.45	72.60	43.92
$150,000.01 - $200,000.00	124	22,326,496.11	4.27	7.275	3.043	718	78.30	78.61	35.36
$200,000.01 - $250,000.00	179	40,803,435.92	7.81	7.257	3.077	717	78.28	78.81	37.40
$250,000.01 - $300,000.00	138	38,234,950.46	7.32	7.189	3.065	712	77.62	77.74	28.22
$300,000.01 - $350,000.00	118	38,134,760.78	7.30	7.192	3.073	716	78.29	78.52	22.98
$350,000.01 - $400,000.00	118	44,289,578.32	8.48	7.170	2.986	709	78.43	78.81	21.16
$400,000.01 - $450,000.00	97	41,318,502.64	7.91	6.973	3.051	711	78.42	78.55	18.49
$450,000.01 - $500,000.00	88	42,318,371.43	8.10	7.068	3.060	712	78.32	78.77	11.51
$500,000.01 - $700,000.00	164	95,891,900.10	18.35	6.956	3.075	722	77.65	78.65	11.12
$700,000.01 - $900,000.00	50	39,454,366.00	7.55	6.949	2.923	722	73.96	74.10	7.50
$900,000.01 - $1,000,000.00	19	18,436,166.51	3.53	7.237	2.805	712	72.71	72.96	15.71
$1,000,000.01 - $1,100,000.00	2	2,160,000.00	0.41	4.641	2.904	695	60.10	60.10	49.07
$1,100,000.01 or more	53	87,986,252.16	16.84	6.976	2.915	714	67.86	68.27	21.92
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Original Gross Rate of the Mortgage Loans
Original Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	564	261,105,341.05	49.98	6.765	2.757	713	73.31	73.81	13.98
1.001% - 1.500%	318	121,782,927.14	23.31	7.204	3.171	722	75.19	75.50	27.79
1.501% - 2.000%	240	97,237,159.75	18.61	7.428	3.314	712	78.61	79.19	17.39
2.001% - 2.500%	103	30,360,705.89	5.81	7.672	3.379	720	84.92	84.92	50.82
2.501% - 3.000%	19	9,169,240.00	1.76	7.701	3.636	727	83.78	83.78	25.46
3.001% - 3.500%	8	2,474,644.00	0.47	8.186	3.754	752	95.06	95.06	75.84
5.001% - 5.500%	1	208,000.00	0.04	5.350	2.400	694	74.82	74.82	100.00
7.001% or more	1	108,000.00	0.02	7.775	3.450	667	74.48	74.48	0.00
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Current Gross Rate of the Mortgage Loans
Current Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	35	17,905,325.00	3.43	1.000	2.726	716	70.24	70.55	9.39
1.001% - 1.500%	17	7,741,020.00	1.48	1.391	3.236	725	77.46	77.46	18.51
1.501% - 2.000%	12	5,153,600.00	0.99	1.832	3.389	706	81.82	81.82	28.08
2.001% - 2.500%	3	762,200.00	0.15	2.392	3.463	723	84.00	84.00	64.94
2.501% - 3.000%	1	599,000.00	0.11	2.875	4.065	726	100.00	100.00	100.00
5.001% - 5.500%	1	208,000.00	0.04	5.350	2.400	694	74.82	74.82	100.00
6.001% - 6.500%	2	849,900.00	0.16	6.452	2.020	725	76.92	76.92	58.82
6.501% - 7.000%	95	43,404,128.66	8.31	6.869	2.437	717	72.01	73.17	21.34
7.001% or more	1,088	445,822,844.17	85.33	7.504	3.073	715	76.12	76.51	20.52
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Gross Margin of the Mortgage Loans
Gross Margin	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.001% - 2.250%	4	1,358,900.00	0.26	6.508	2.076	704	76.58	79.29	74.24
2.251% - 2.500%	84	39,272,728.66	7.52	6.266	2.419	720	71.50	72.69	16.64
2.501% - 2.750%	249	113,506,308.18	21.73	6.893	2.688	716	73.11	73.37	17.34
2.751% - 3.000%	378	165,121,559.86	31.61	6.798	2.883	709	73.50	73.62	13.91
3.001% - 3.250%	249	93,212,642.83	17.84	7.337	3.151	720	73.42	74.27	19.25
3.251% - 3.500%	102	35,673,716.35	6.83	7.385	3.390	719	79.10	79.39	29.06
3.501% - 3.750%	92	38,319,847.52	7.33	7.969	3.640	717	83.66	84.63	43.86
3.751% - 4.000%	74	25,301,610.43	4.84	8.075	3.863	724	92.50	92.50	32.64
4.001% - 4.250%	20	10,344,504.00	1.98	6.962	4.075	728	92.60	92.60	33.39
4.251% - 4.500%	1	75,000.00	0.01	8.697	4.265	698	100.00	100.00	100.00
4.501% - 4.750%	1	259,200.00	0.05	8.982	4.550	705	90.00	90.00	0.00
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Months to Maturity of the Mortgage Loans
Remaining Months to Maturity	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
351 - 355	1	196,788.96	0.04	7.802	3.370	699	90.00	90.00	100.00
356 - 360	571	218,086,276.53	41.74	6.984	2.968	716	74.46	74.89	22.05
361 or more	682	304,162,952.34	58.22	7.125	3.046	716	76.57	77.00	19.34
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Seasoning of the Mortgage Loans
Seasoning	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	1,220	509,402,460.05	97.50	7.054	3.011	715	75.62	76.06	20.58
1 - 6	34	13,043,557.78	2.50	7.553	3.121	731	78.77	78.77	17.28
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Months to Roll of the Mortgage Loans
Months to Roll	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	1,252	522,130,017.83	99.94	7.067	3.014	716	75.70	76.13	20.47
12	2	316,000.00	0.06	6.179	2.759	685	74.70	74.70	65.82
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Lifetime Maximum Rate of the Mortgage Loans
Gross Lifetime Maximum Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.001% - 7.500%	2	728,750.00	0.14	7.240	2.808	684	78.84	78.84	0.00
9.501% - 10.000%	723	351,090,899.19	67.20	6.877	2.811	711	72.77	73.38	15.04
10.001% - 10.500%	310	95,964,796.60	18.37	7.243	3.215	727	74.07	74.19	21.58
10.501% - 11.000%	219	74,661,572.04	14.29	7.727	3.707	721	91.52	91.52	45.01
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Rate Adjustment Frequency of the Mortgage Loans
Rate Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Payment Adjustment Frequency of the Mortgage Loans
Payment Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	16	7,687,572.00	1.47	7.239	3.302	677	79.39	81.26	80.84
12	1,238	514,758,445.83	98.53	7.064	3.009	716	75.64	76.05	19.60
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Balance Amount of the Mortgage Loans
Maximum Balance Amount	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	16	7,687,572.00	1.47	7.239	3.302	677	79.39	81.26	80.84
110	294	117,723,685.86	22.53	7.153	3.060	711	76.74	77.35	33.92
125	944	397,034,759.97	76.00	7.037	2.994	718	75.31	75.67	15.35
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Periodic Payment Cap of the Mortgage Loans
Periodic Payment Cap	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	16	7,687,572.00	1.47	7.239	3.302	677	79.39	81.26	80.84
7.5	1,238	514,758,445.83	98.53	7.064	3.009	716	75.64	76.05	19.60
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Original Loan-to-Value of the Mortgage Loans
Original LTV	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
50.00% or less	49	16,853,313.00	3.23	6.734	2.819	735	43.18	44.51	0.79
50.01% - 55.00%	37	21,895,376.00	4.19	6.991	2.960	720	52.22	53.41	11.33
55.01% - 60.00%	31	20,445,305.44	3.91	7.064	2.789	707	57.72	57.72	5.65
60.01% - 65.00%	48	21,710,119.39	4.16	6.526	2.820	703	63.12	63.51	2.95
65.01% - 70.00%	75	53,087,904.24	10.16	6.985	2.904	707	68.85	69.15	14.46
70.01% - 75.00%	225	97,813,680.22	18.72	6.932	2.964	704	74.12	74.34	12.48
75.01% - 80.00%	509	196,170,320.76	37.55	6.999	2.885	723	79.50	80.17	21.57
80.01% - 85.00%	22	7,544,796.00	1.44	7.514	3.402	710	84.33	84.33	22.29
85.01% - 90.00%	168	61,438,113.98	11.76	7.583	3.534	716	89.60	89.60	22.53
90.01% - 95.00%	40	11,588,617.35	2.22	7.306	3.215	694	94.57	94.57	95.49
95.01% - 100.00%	50	13,898,471.45	2.66	7.912	3.866	738	99.92	99.92	100.00
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Geographical Distribution of the Mortgage Loans
Geographical Distribution	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
California	473	228,566,263.25	43.75	7.035	2.987	715	75.29	75.81	11.55
Florida	248	84,799,705.22	16.23	7.196	3.048	722	76.66	76.8	16.77
New York	35	32,824,244.31	6.28	6.817	2.800	705	66.12	67.17	17.38
Virginia	40	20,277,246.11	3.88	7.065	3.256	694	78.68	79.98	39.93
Arizona	61	19,327,796.55	3.70	7.051	3.014	725	76.52	76.52	22.68
Other	397	136,650,762.39	26.16	7.101	3.053	717	77.52	77.77	35.34
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

California Loan Breakdown of the Mortgage Loans
California Loan Breakdown	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Northern CA	305	148,556,735.58	28.43	6.996	2.994	720	74.88	75.40	9.59
Southern CA	168	80,009,527.67	15.31	7.106	2.973	707	76.04	76.57	15.20
State not in CA	781	293,879,754.58	56.25	7.091	3.035	716	76.01	76.38	27.46
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Top 10 Zip Codes of the Mortgage Loans
Top 10 Zip Codes	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
29451	4	4,906,200.00	0.94	7.611	3.179	734	76.33	76.33	54.45
94549	3	4,615,000.00	0.88	5.698	2.967	727	63.64	63.64	0.00
02891	2	4,610,000.00	0.88	7.548	3.116	786	51.87	51.87	0.00
11024	1	3,500,000.00	0.67	7.557	3.125	699	57.38	57.38	0.00
11968	3	3,468,000.00	0.66	7.216	2.784	698	75.69	75.69	100.00
34108	4	3,426,925.00	0.66	7.341	2.909	686	69.86	69.86	0.00
22066	2	3,265,000.00	0.62	7.276	2.844	653	62.13	62.13	0.00
22102	1	3,254,000.00	0.62	7.957	3.525	644	73.95	78.37	100.00
10021	2	3,160,821.00	0.61	7.934	3.502	709	55.34	55.34	11.67
27927	2	3,100,000.00	0.59	7.812	3.38	777	67.51	67.51	0.00
Other	1,230	485,140,071.83	92.86	7.045	3.005	716	76.49	76.93	20.06
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

FICO Scores of the Mortgage Loans
FICO Scores	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
600 or less or not available	3	666,710.00	0.13	7.761	3.329	0	97.54	97.54	100.00
601 - 620	4	1,402,377.00	0.27	7.363	2.931	611	66.87	66.87	30.48
621 - 640	47	15,342,044.33	2.94	7.242	2.894	633	70.53	70.77	40.38
641 - 660	89	36,097,113.20	6.91	7.118	2.970	651	73.90	74.62	28.83
661 - 680	170	74,241,054.64	14.21	7.130	2.978	671	75.97	76.42	13.31
681 - 700	212	98,029,722.98	18.76	6.810	2.970	691	75.24	75.43	19.18
701 - 720	171	69,521,012.28	13.31	7.122	3.064	711	77.15	77.68	20.20
721 - 740	175	73,155,711.51	14.00	7.105	3.018	730	76.77	77.14	21.30
741 - 760	129	50,826,426.73	9.73	7.039	3.120	751	77.70	78.59	25.21
761 greater than or equal to	254	103,163,845.16	19.75	7.158	3.023	783	74.57	74.92	17.73
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Properties of the Mortgage Loans
Mortgage Properties	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
PUD	285	118,590,415.16	22.70	6.984	3.054	716	78.61	78.93	25.04
Condominium	175	58,583,608.63	11.21	7.345	3.124	726	77.56	77.66	18.73
Coop	3	1,711,000.00	0.33	7.157	2.725	678	78.91	78.91	100.00
Single Family	722	319,749,276.22	61.20	7.061	2.969	714	74.57	75.1	18.67
Two- to Four Family	69	23,811,717.82	4.56	6.859	3.159	717	71.47	72.00	21.09
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Occupancy Types of the Mortgage Loans
Occupancy Types	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Investor	313	96,918,171.60	18.55	7.253	3.221	727	74.05	74.17	21.32
Primary	844	393,101,358.55	75.24	6.980	2.954	712	75.60	76.13	20.49
Secondary	97	32,426,487.68	6.21	7.549	3.117	728	81.78	81.94	18.21
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Purchase	404	153,599,760.15	29.40	7.340	3.176	730	83.16	83.57	28.51
Refinance - Rate Term	208	86,827,344.19	16.62	6.982	3.146	703	78.77	80.01	18.81
Refinance - Cashout	642	282,018,913.49	53.98	6.943	2.884	712	70.68	70.88	16.66
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP I COLLATERAL

Document Type of the Mortgage Loans
Document Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Full	325	107,104,944.29	20.50	7.246	3.134	713	82.51	82.97	100.00
Reduced	811	373,790,275.32	71.55	7.013	2.994	718	75.09	75.51	0.00
Stated Doc	118	41,550,798.22	7.95	7.081	2.882	704	63.62	64.04	0.00
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

Recast Period of the Mortgage Loans
Recast Period	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	16	7,687,572.00	1.47	7.239	3.302	677	79.39	81.26	80.84
60	1,238	514,758,445.83	98.53	7.064	3.009	716	75.64	76.05	19.60
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

First Payment Adjustment (Months) of the Mortgage Loans
First Payment Adjustment (Months)	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	16	7,687,572.00	1.47	7.239	3.302	677	79.39	81.26	80.84
12	1,041	447,789,071.30	85.71	7.024	3.010	717	75.56	75.94	18.94
60	197	66,969,374.53	12.82	7.327	3.006	710	76.16	76.78	24.04
Total:	1,254	522,446,017.83	100.00	7.066	3.014	716	75.70	76.13	20.50

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II
Number of Mortgage Loans:	1,517	W.A. Remaining Term (Months):	430
Aggregate Principal Balance:	$519,219,961.89	Range (Months):	359 - 480
Average Principal Balance:	$342,267.61	W.A. Seasoning (Months):	0
Range:	$38,400.00 - $3,500,000.00	Range (Months):	0 - 1
Original W.A. Coupon:	1.375%
Range:	1.000% - 5.900%	California Concentration:	37.72%
Gross W.A. Coupon:	7.355%	W.A. Original LTV:	77.04%
Range:	1.000% - 9.192%	Range:	19.57% - 100.00%
Net W.A. Coupon:	6.629%	Percentage LTV > 80% & no MI:	0.00%
Gross Margin:	3.635%	W.A. Months to Roll:	1
Range:	2.070% - 4.760%	Range (Months):	1 - 6
Net Margin:	2.908%	Documentation Status:
W.A. Gross Max Rate:	10.096%	Full:	16.17%
Range:	7.500% - 12.950%	Other:	83.83%
W.A. Net Max Rate:	9.370%	Interest Only Loans:	0.36%
		Non-Zero W.A. FICO Score:	706

DESCRIPTION OF THE GROUP II COLLATERAL

Amortization Type
Amortization Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Interest Only	5	1,891,513.00	0.36	6.480	3.673	680	83.44	86.35	0.00
Negative Amortizing	1,512	517,328,448.89	99.64	7.359	3.635	706	77.02	77.23	16.23
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Prepayment Penalty Type of the Mortgage Loans
Prepayment Penalty Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
36 mo - HARD	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Loan Servicers of the Mortgage Loans
Loan Servicers	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
AHM	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Current Principal Balance of the Mortgage Loans
Current Principal Balance	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$50,000.00 or less	4	176,200.00	0.03	8.219	3.787	722	76.68	76.68	72.30
$50,000.01 - $100,000.00	52	4,371,124.87	0.84	7.129	3.552	713	68.20	68.20	34.29
$100,000.01 - $150,000.00	130	16,761,267.54	3.23	7.517	3.615	706	74.86	74.86	35.28
$150,000.01 - $200,000.00	208	37,233,799.86	7.17	7.391	3.578	709	75.52	75.60	22.45
$200,000.01 - $250,000.00	217	48,807,763.37	9.40	7.536	3.662	705	76.57	76.77	22.33
$250,000.01 - $300,000.00	204	56,062,313.30	10.80	7.247	3.607	705	77.27	77.44	20.03
$300,000.01 - $350,000.00	148	48,062,210.61	9.26	7.766	3.762	706	79.54	79.68	21.75
$350,000.01 - $400,000.00	139	52,539,194.25	10.12	7.459	3.590	702	77.47	77.53	14.40
$400,000.01 - $450,000.00	115	49,444,138.34	9.52	7.301	3.648	705	78.40	78.65	15.74
$450,000.01 - $500,000.00	65	30,955,854.06	5.96	7.092	3.709	713	80.12	80.59	23.26
$500,000.01 - $700,000.00	148	85,694,989.36	16.50	7.420	3.702	705	78.56	78.96	7.46
$700,000.01 - $900,000.00	42	33,320,262.00	6.42	7.131	3.435	712	74.56	74.56	6.83
$900,000.01 - $1,000,000.00	20	19,595,248.00	3.77	6.272	3.582	705	75.50	75.78	0.00
$1,000,000.01 - $1,100,000.00	5	5,200,226.39	1.00	8.020	3.617	699	72.96	74.02	20.19
$1,100,000.01 or more	20	30,995,369.94	5.97	7.338	3.579	709	71.95	72.33	10.32
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Original Gross Rate of the Mortgage Loans
Original Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	797	284,695,368.02	54.83	7.303	3.429	702	73.80	74.09	8.00
1.001% - 1.500%	244	73,517,116.92	14.16	7.487	3.827	713	76.37	76.54	30.48
1.501% - 2.000%	330	113,097,625.66	21.78	7.091	3.801	706	80.72	80.72	9.99
2.001% - 2.500%	100	33,170,416.29	6.39	8.031	4.096	727	87.79	88.15	67.78
2.501% - 3.000%	20	7,841,115.00	1.51	8.354	4.367	704	88.05	88.05	0.00
3.001% - 3.500%	21	4,947,720.00	0.95	8.732	4.518	743	97.92	97.92	86.86
3.501% - 4.000%	2	691,000.00	0.13	7.663	3.231	686	100.00	100.00	100.00
5.001% - 5.500%	2	937,600.00	0.18	5.500	3.892	740	76.85	83.94	0.00
5.501% - 6.000%	1	322,000.00	0.06	5.900	4.100	704	64.53	64.53	0.00
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Current Gross Rate of the Mortgage Loans
Current Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	64	23,195,982.00	4.47	1.000	3.393	701	72.40	72.87	5.68
1.001% - 1.500%	17	8,138,558.97	1.57	1.359	3.894	679	77.64	77.64	18.74
1.501% - 2.000%	58	20,912,698.00	4.03	1.846	3.592	704	78.26	78.26	5.77
2.001% - 2.500%	10	2,635,650.00	0.51	2.387	4.192	706	90.59	90.59	68.21
2.501% - 3.000%	2	624,000.00	0.12	2.525	3.681	673	89.65	89.65	0.00
3.001% - 3.500%	1	188,000.00	0.04	3.400	4.690	720	100.00	100.00	100.00
5.001% - 5.500%	2	937,600.00	0.18	5.500	3.892	740	76.85	83.94	0.00
5.501% - 6.000%	1	322,000.00	0.06	5.900	4.100	704	64.53	64.53	0.00
6.501% - 7.000%	16	7,131,983.00	1.37	6.845	2.413	719	77.22	77.62	12.77
7.001% or more	1,346	455,133,489.92	87.66	8.090	3.659	707	77.11	77.32	16.92
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Gross Margin of the Mortgage Loans
Gross Margin	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.001% - 2.250%	1	760,000.00	0.15	6.502	2.070	773	62.04	62.04	0.00
2.251% - 2.500%	15	6,026,983.00	1.16	6.168	2.427	703	79.41	79.89	15.12
2.501% - 2.750%	13	4,806,614.00	0.93	6.178	2.659	720	73.34	73.34	15.22
2.751% - 3.000%	68	21,349,054.36	4.11	6.451	2.882	724	74.38	74.49	12.66
3.001% - 3.250%	146	50,805,992.69	9.79	6.940	3.161	716	74.90	74.98	10.95
3.251% - 3.500%	365	111,256,736.51	21.43	7.020	3.432	706	74.02	74.13	10.00
3.501% - 3.750%	447	172,369,219.09	33.20	7.321	3.586	698	74.50	74.76	12.01
3.751% - 4.000%	193	60,607,674.93	11.67	7.809	3.863	698	74.41	75.13	12.93
4.001% - 4.250%	87	27,136,911.64	5.23	7.564	4.145	708	83.56	83.81	50.66
4.251% - 4.500%	72	24,740,753.76	4.76	7.850	4.383	714	90.07	90.07	32.17
4.501% - 4.750%	108	38,220,621.91	7.36	8.653	4.599	726	92.75	92.75	33.15
4.751% - 5.000%	2	1,139,400.00	0.22	9.192	4.760	680	90.00	90.00	0.00
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Months to Maturity of the Mortgage Loans
Remaining Months to Maturity	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
356 - 360	686	218,346,829.34	42.05	7.175	3.526	710	75.76	75.94	15.97
361 or more	831	300,873,132.55	57.95	7.486	3.714	704	77.97	78.23	16.31
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Seasoning of the Mortgage Loans
Seasoning	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	1,469	502,507,113.40	96.78	7.327	3.630	706	76.98	77.21	15.78
1 - 6	48	16,712,848.49	3.22	8.204	3.772	707	78.91	78.91	27.82
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Months to Roll of the Mortgage Loans
Months to Roll	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	1,514	517,960,361.89	99.76	7.360	3.634	706	77.05	77.26	16.21
6	3	1,259,600.00	0.24	5.602	3.945	731	73.70	78.98	0.00
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Lifetime Maximum Rate of the Mortgage Loans
Gross Lifetime Maximum Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.001% - 7.500%	1	900,000.00	0.17	7.882	3.450	670	75.00	75.00	0.00
9.501% - 10.000%	1,038	372,849,415.67	71.81	7.117	3.444	703	74.00	74.31	10.30
10.001% - 10.500%	199	51,605,804.55	9.94	7.758	3.783	714	73.06	73.06	11.82
10.501% - 11.000%	277	93,379,341.67	17.98	8.080	4.319	717	91.40	91.40	42.02
12.001% or more	2	485,400.00	0.09	7.707	3.275	650	78.58	78.58	41.82
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Rate Adjustment Frequency of the Mortgage Loans
Rate Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Payment Adjustment Frequency of the Mortgage Loans
Payment Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	5	1,891,513.00	0.36	6.480	3.673	680	83.44	86.35	0.00
12	1,512	517,328,448.89	99.64	7.359	3.635	706	77.02	77.23	16.23
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Balance Amount of the Mortgage Loans
Maximum Balance Amount	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	5	1,891,513.00	0.36	6.480	3.673	680	83.44	86.35	0.00
110	392	128,583,778.94	24.76	7.212	3.723	709	80.90	80.99	33.88
125	1,120	388,744,669.95	74.87	7.407	3.605	705	75.74	75.99	10.39
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Periodic Payment Cap of the Mortgage Loans
Periodic Payment Cap	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	5	1,891,513.00	0.36	6.480	3.673	680	83.44	86.35	0.00
7.5	1,512	517,328,448.89	99.64	7.359	3.635	706	77.02	77.23	16.23
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Original Loan-to-Value of the Mortgage Loans
Original LTV	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
50.00% or less	78	18,885,128.81	3.64	7.245	3.491	713	42.92	42.92	6.23
50.01% - 55.00%	32	9,340,645.49	1.80	7.214	3.460	717	52.65	52.95	5.56
55.01% - 60.00%	40	9,768,492.00	1.88	7.278	3.547	712	58.00	58.33	5.81
60.01% - 65.00%	66	31,904,412.95	6.14	7.167	3.567	708	63.51	63.51	1.73
65.01% - 70.00%	101	42,509,112.99	8.19	7.055	3.469	701	68.66	68.95	6.16
70.01% - 75.00%	328	110,743,623.15	21.33	7.359	3.545	690	74.25	74.57	3.17
75.01% - 80.00%	488	173,659,708.42	33.45	7.081	3.436	710	79.43	79.79	14.41
80.01% - 85.00%	24	6,994,410.12	1.35	8.085	4.125	714	83.74	83.74	29.66
85.01% - 90.00%	243	83,267,752.50	16.04	7.815	4.081	711	89.43	89.43	19.84
90.01% - 95.00%	48	13,350,833.17	2.57	7.889	3.843	705	94.57	94.57	94.30
95.01% - 100.00%	69	18,795,842.29	3.62	8.403	4.462	741	99.87	99.87	100.00
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Geographical Distribution of the Mortgage Loans
Geographical Distribution	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
California	472	195,861,787.03	37.72	7.299	3.641	702	74.86	75.18	8.72
Florida	423	130,522,053.48	25.14	7.504	3.655	707	78.53	78.61	19.82
Virginia	88	32,231,826.38	6.21	6.983	3.609	713	79.11	79.21	19.62
Maryland	58	19,705,405.23	3.80	6.692	3.436	714	74.32	74.73	16.31
Arizona	58	18,452,060.73	3.55	7.630	3.702	712	78.78	79.13	11.40
Other	418	122,446,829.04	23.58	7.450	3.631	709	78.59	78.80	23.98
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

California Loan Breakdown of the Mortgage Loans
California Loan Breakdown	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Northern CA	254	105,520,551.41	20.32	7.461	3.678	704	75.92	76.34	6.88
Southern CA	218	90,341,235.62	17.40	7.110	3.598	699	73.62	73.82	10.87
State not in CA	1,045	323,358,174.86	62.28	7.389	3.631	709	78.37	78.53	20.68
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Top 10 Zip Codes of the Mortgage Loans
Top 10 Zip Codes	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
34746	21	6,257,720.00	1.21	8.648	4.216	749	86.61	86.61	9.19
92660	1	3,500,000.00	0.67	7.957	3.525	801	64.81	64.81	0.00
34239	1	3,250,000.00	0.63	8.357	3.925	729	65.00	65.00	0.00
33411	7	2,652,086.56	0.51	7.854	3.444	743	78.18	78.18	16.39
33064	5	2,562,250.00	0.49	8.232	3.800	743	79.07	79.07	73.37
33414	4	2,508,700.00	0.48	8.205	3.773	713	77.53	78.79	31.32
92592	4	2,436,585.94	0.47	5.764	3.418	684	71.18	71.18	11.29
92021	3	2,230,000.00	0.43	7.786	3.354	694	79.08	84.37	59.10
94565	6	2,110,350.00	0.41	8.021	3.589	680	77.08	77.08	0.00
94591	5	2,090,500.00	0.40	7.825	3.393	711	72.29	72.29	0.00
Other	1,460	489,621,769.39	94.30	7.317	3.629	705	77.11	77.32	16.07
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

FICO Scores of the Mortgage Loans
FICO Scores	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
600 or less or not available	1	163,413.00	0.03	7.402	2.970	0	80.00	80.00	0.00
601 - 620	6	1,417,900.00	0.27	8.041	3.609	618	75.70	75.70	28.40
621 - 640	88	25,764,218.36	4.96	7.752	3.611	631	72.94	73.16	25.85
641 - 660	162	55,245,959.96	10.64	6.606	3.549	650	71.52	71.68	12.78
661 - 680	260	97,318,812.42	18.74	7.305	3.625	670	77.40	77.73	5.96
681 - 700	236	78,504,608.22	15.12	7.396	3.667	690	79.02	79.26	15.56
701 - 720	220	73,068,073.53	14.07	7.500	3.747	710	80.21	80.52	21.26
721 - 740	164	59,272,291.65	11.42	7.547	3.617	731	77.30	77.50	14.05
741 - 760	132	44,883,914.27	8.64	7.696	3.673	750	78.34	78.51	23.29
761 greater than or equal to	248	83,580,770.48	16.10	7.293	3.577	780	76.06	76.16	20.91
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Properties of the Mortgage Loans
Mortgage Properties	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
PUD	293	111,813,990.41	21.53	7.514	3.645	712	77.79	78.09	16.35
Condominium	198	51,566,497.01	9.93	7.732	3.756	713	83.23	83.35	32.56
Coop	1	750,000.00	0.14	7.232	2.800	768	62.50	62.50	0.00
Single Family	966	336,562,605.39	64.82	7.222	3.609	703	76.15	76.38	13.30
Two- to Four Family	59	18,526,869.08	3.57	7.771	3.737	703	72.13	72.13	22.18
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Occupancy Types of the Mortgage Loans
Occupancy Types	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Investor	201	52,021,024.55	10.02	7.764	3.785	714	73.05	73.09	12.19
Primary	1,242	443,902,620.82	85.49	7.267	3.607	704	77.18	77.43	16.65
Secondary	74	23,296,316.52	4.49	8.137	3.828	724	83.43	83.43	15.82
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Purchase	320	110,289,252.90	21.24	7.853	3.917	720	86.78	86.94	29.18
Refinance - Rate Term	290	104,204,345.50	20.07	7.548	3.776	700	82.02	82.71	20.67
Refinance - Cashout	907	304,726,363.49	58.69	7.109	3.484	703	71.82	71.90	9.92
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP II COLLATERAL

Document Type of the Mortgage Loans
Document Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Full	307	83,941,692.65	16.17	7.794	3.839	714	86.78	87.02	100.00
Reduced	913	348,421,053.42	67.10	7.252	3.606	708	77.20	77.47	0.00
Stated Doc	297	86,857,215.82	16.73	7.345	3.553	689	67.01	67.04	0.00
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

Recast Period of the Mortgage Loans
Recast Period	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	5	1,891,513.00	0.36	6.480	3.673	680	83.44	86.35	0.00
60	1,512	517,328,448.89	99.64	7.359	3.635	706	77.02	77.23	16.23
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

First Payment Adjustment (Months) of the Mortgage Loans
First Payment Adjustment (Months)	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	5	1,891,513.00	0.36	6.480	3.673	680	83.44	86.35	0.00
12	1,246	432,013,966.42	83.20	7.325	3.636	706	76.71	76.93	14.04
60	266	85,314,482.47	16.43	7.528	3.626	708	78.61	78.75	27.30
Total:	1,517	519,219,961.89	100.00	7.355	3.635	706	77.04	77.27	16.17

DESCRIPTION OF THE GROUP III COLLATERAL

SUMMARY - GROUP III
Number of Mortgage Loans:	774	W.A. Remaining Term (Months):	420
Aggregate Principal Balance:	$ 335,416,513.83	Range (Months):	356 - 480
Average Principal Balance:	$433,354.67	W.A. Seasoning (Months):	0
Range:	$40,000.00 - $2,555,000.00	Range (Months):	0 - 4
Original W.A. Coupon:	1.407%
Range:	1.000% - 8.140%	California Concentration:	38.51%
Gross W.A. Coupon:	7.065%	W.A. Original LTV:	76.24%
Range:	1.000% - 9.192%	Range:	21.84% - 100.00%
Net W.A. Coupon:	6.338%	Percentage LTV > 80% & no MI:	0.00%
Gross Margin:	2.882%	W.A. Months to Roll:	1
Range:	2.020% - 4.760%	Range (Months):	1 - 12
Net Margin:	2.155%	Documentation Status:
W.A. Gross Max Rate:	10.107%	Full:	18.50%
Range:	7.500% - 10.550%	Other:	81.50%
W.A. Net Max Rate:	10.107%	Interest Only Loans:	1.47%
		Non-Zero W.A. FICO Score:	716

DESCRIPTION OF THE GROUP III COLLATERAL

Amortization Type
Amortization Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Interest Only	13	4,919,200.00	1.47	6.35	3.029	714	74.58	78.93	35.44
Negative Amortizing	761	330,497,313.83	98.53	7.076	2.88	716	76.26	76.77	18.25
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Prepayment Penalty Type of the Mortgage Loans
Prepayment Penalty Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
No Prepay	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Loan Servicers of the Mortgage Loans
Loan Servicers	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
AHM	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Current Principal Balance of the Mortgage Loans
Current Principal Balance	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$50,000.00 or less	4	178,225.00	0.05	7.615	3.183	746	81.89	81.89	48.03
$50,000.01 - $100,000.00	11	891,297.51	0.27	7.467	3.035	719	72.46	72.46	65.52
$100,000.01 - $150,000.00	44	5,628,250.50	1.68	6.669	2.923	723	77.98	78.23	45.71
$150,000.01 - $200,000.00	78	14,040,647.39	4.19	6.987	2.86	722	76.27	76.53	32.43
$200,000.01 - $250,000.00	98	22,345,813.07	6.66	7.157	2.966	723	78.27	78.45	34.69
$250,000.01 - $300,000.00	94	26,202,293.83	7.81	7.077	2.85	713	77.69	78.10	24.63
$300,000.01 - $350,000.00	76	24,736,560.42	7.37	7.218	2.968	711	79.27	79.40	32.15
$350,000.01 - $400,000.00	63	23,871,312.94	7.12	7.059	2.995	723	79.62	79.62	20.27
$400,000.01 - $450,000.00	60	25,724,040.21	7.67	7.19	2.959	712	79.29	79.45	24.57
$450,000.01 - $500,000.00	52	24,846,690.00	7.41	6.843	2.929	714	79.66	80.49	13.14
$500,000.01 - $700,000.00	106	62,674,303.05	18.69	7.113	2.918	718	78.52	79.17	12.69
$700,000.01 - $900,000.00	23	18,470,930.53	5.51	7.07	2.807	732	78.18	78.66	21.64
$900,000.01 - $1,000,000.00	20	19,417,300.90	5.79	7.168	2.736	714	76.85	76.85	5.02
$1,000,000.01 - $1,100,000.00	7	7,456,750.00	2.22	6.965	2.533	743	61.27	61.27	0.00
$1,100,000.01 or more	38	58,932,098.48	17.57	6.977	2.805	706	67.92	69.48	8.06
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Original Gross Rate of the Mortgage Loans
Original Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	325	161,122,670.92	48.04	6.716	2.636	718	73.98	74.67	12.64
1.001% - 1.500%	198	81,732,591.43	24.37	7.433	3.047	717	73.69	74.20	21.61
1.501% - 2.000%	156	59,592,216.50	17.77	7.417	3.143	710	80.81	81.11	17.57
2.001% - 2.500%	60	18,363,732.07	5.47	7.52	3.247	730	87.27	87.27	68.57
2.501% - 3.000%	24	10,621,594.91	3.17	7.093	3.213	707	83.93	85.59	0.00
3.001% - 3.500%	3	595,608.00	0.18	8.148	3.716	753	100.00	100.00	100.00
4.501% - 5.000%	2	1,063,750.00	0.32	4.95	2.757	750	73.63	73.63	0.00
5.001% - 5.500%	1	741,600.00	0.22	5.5	2.85	680	80.00	80.00	0.00
5.501% - 6.000%	1	475,000.00	0.14	5.95	2.7	648	69.34	69.34	0.00
6.001% - 6.500%	2	733,000.00	0.22	6.5	2.68	740	70.46	70.46	0.00
7.001% or more	2	374,750.00	0.11	8.052	4.012	760	100.00	100.00	100.00
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Current Gross Rate of the Mortgage Loans
Current Gross Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0.501% - 1.000%	21	9,247,670.00	2.76	1	2.7	711	73.63	73.63	5.44
1.001% - 1.500%	3	609,000.00	0.18	1.436	3.255	694	86.61	86.61	100.00
1.501% - 2.000%	6	1,625,000.00	0.48	1.784	3.143	683	80.06	80.06	0.00
2.001% - 2.500%	2	527,050.00	0.16	2.424	3.521	690	89.71	89.71	62.01
2.501% - 3.000%	2	1,003,500.00	0.30	2.525	3.934	685	90.00	90.00	0.00
4.501% - 5.000%	2	1,063,750.00	0.32	4.95	2.757	750	73.63	73.63	0.00
5.001% - 5.500%	1	741,600.00	0.22	5.5	2.85	680	80.00	80.00	0.00
5.501% - 6.000%	1	475,000.00	0.14	5.95	2.7	648	69.34	69.34	0.00
6.001% - 6.500%	2	733,000.00	0.22	6.5	2.68	740	70.46	70.46	0.00
6.501% - 7.000%	101	45,313,237.42	13.51	6.855	2.423	714	73.05	73.65	15.38
7.001% or more	633	274,077,706.41	81.71	7.39	2.958	717	76.76	77.35	19.57
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Gross Margin of the Mortgage Loans
Gross Margin	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.001% - 2.250%	7	2,993,236.00	0.89	5.949	2.182	701	58.41	58.41	40.46
2.251% - 2.500%	90	41,314,871.42	12.32	6.699	2.43	717	74.13	74.80	11.93
2.501% - 2.750%	281	130,530,820.91	38.92	6.823	2.655	719	74.35	74.53	13.21
2.751% - 3.000%	157	68,528,371.60	20.43	7.024	2.896	710	73.31	74.21	18.20
3.001% - 3.250%	87	32,174,313.00	9.59	7.526	3.129	721	74.38	75.81	23.91
3.251% - 3.500%	61	26,329,037.91	7.85	7.459	3.363	712	81.44	82.48	34.79
3.501% - 3.750%	65	22,610,229.99	6.74	7.858	3.647	719	90.31	90.39	21.87
3.751% - 4.000%	21	9,318,784.00	2.78	8.069	3.846	723	94.08	94.08	42.70
4.001% - 4.250%	2	389,849.00	0.12	8.282	4.075	702	94.23	94.23	42.29
4.251% - 4.500%	1	387,000.00	0.12	2.525	4.45	679	90.00	90.00	0.00
4.501% - 4.750%	1	263,000.00	0.08	9.122	4.69	762	100.00	100.00	100.00
4.751% - 5.000%	1	577,000.00	0.17	9.192	4.76	660	88.77	88.77	0.00
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Remaining Months to Maturity of the Mortgage Loans
Remaining Months to Maturity	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
356 - 360	377	166,259,223.44	49.57	7.064	2.834	714	74.19	74.96	17.32
361 or more	397	169,157,290.39	50.43	7.067	2.93	719	78.25	78.61	19.66
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Seasoning of the Mortgage Loans
Seasoning	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	758	329,060,092.58	98.10	7.062	2.884	717	76.25	76.82	18.32
1 - 6	16	6,356,421.25	1.90	7.252	2.82	693	75.70	75.70	27.83
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Months to Roll of the Mortgage Loans
Months to Roll	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	766	332,028,413.83	98.99	7.077	2.882	716	76.23	76.80	18.58
3	2	684,900.00	0.20	6.621	3.095	680	78.74	78.74	30.65
6	4	1,639,450.00	0.49	6.192	2.894	716	77.75	77.75	10.06
12	2	1,063,750.00	0.32	4.95	2.757	750	73.63	73.63	0.00
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Gross Lifetime Maximum Rate of the Mortgage Loans
Gross Lifetime Maximum Rate	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.001% - 7.500%	2	319,700.00	0.10	7.345	2.913	680	82.69	82.69	26.86
9.501% - 10.000%	437	226,405,712.56	67.50	6.82	2.681	714	73.18	73.96	13.39
10.001% - 10.500%	195	59,652,549.37	17.78	7.457	3.06	724	75.35	75.53	20.71
10.501% - 11.000%	140	49,038,551.90	14.62	7.721	3.594	717	91.41	91.41	39.35
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Rate Adjustment Frequency of the Mortgage Loans
Rate Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Payment Adjustment Frequency of the Mortgage Loans
Payment Adjustment Frequency	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	13	4,919,200.00	1.47	6.35	3.029	714	74.58	78.93	35.44
12	761	330,497,313.83	98.53	7.076	2.88	716	76.26	76.77	18.25
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Maximum Balance Amount of the Mortgage Loans
Maximum Balance Amount	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	13	4,919,200.00	1.47	6.35	3.029	714	74.58	78.93	35.44
110	195	77,690,203.62	23.16	7.193	2.967	715	78.94	79.69	33.15
125	566	252,807,110.21	75.37	7.04	2.853	717	75.44	75.87	13.67
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Periodic Payment Cap of the Mortgage Loans
Periodic Payment Cap	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	13	4,919,200.00	1.47	6.35	3.029	714	74.58	78.93	35.44
7.5	761	330,497,313.83	98.53	7.076	2.88	716	76.26	76.77	18.25
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Original Loan-to-Value of the Mortgage Loans
Original LTV	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
50.00% or less	22	11,123,000.00	3.32	7.143	2.711	734	40.47	41.83	6.01
50.01% - 55.00%	9	3,142,000.00	0.94	7.045	2.613	747	52.40	52.40	20.11
55.01% - 60.00%	25	11,909,073.39	3.55	6.753	2.703	725	57.67	58.65	10.69
60.01% - 65.00%	30	19,271,882.00	5.75	7.079	2.737	698	63.05	63.05	6.11
65.01% - 70.00%	59	33,691,621.14	10.04	6.595	2.714	705	68.58	69.81	7.55
70.01% - 75.00%	140	66,038,142.17	19.69	7.062	2.848	712	74.14	74.57	6.47
75.01% - 80.00%	316	130,511,335.73	38.91	6.994	2.755	721	79.67	80.37	21.72
80.01% - 85.00%	7	2,533,750.00	0.76	5.888	3.393	703	83.43	83.43	0.00
85.01% - 90.00%	113	40,915,216.41	12.20	7.558	3.425	714	89.41	89.41	19.37
90.01% - 95.00%	25	8,960,782.00	2.67	7.561	3.129	712	94.78	94.78	88.13
95.01% - 100.00%	28	7,319,710.99	2.18	7.941	3.787	745	99.94	99.94	100.00
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Geographical Distribution of the Mortgage Loans
Geographical Distribution	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
California	243	129,156,442.95	38.51	7.02	2.847	725	75.17	75.52	10.46
Florida	98	39,218,187.39	11.69	6.958	2.814	718	76.45	76.45	17.87
New Jersey	50	23,051,006.00	6.87	7.002	2.916	700	76.82	77.75	19.48
Illinois	57	20,858,305.00	6.22	7.038	2.818	711	77.85	79.21	16.83
Arizona	50	19,843,008.00	5.92	7.152	2.923	703	75.43	76.56	30.65
Other	276	103,289,564.49	30.79	7.166	2.95	713	77.20	77.88	26.58
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

California Loan Breakdown of the Mortgage Loans
California Loan Breakdown	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Northern CA	149	76,518,446.30	22.81	6.912	2.86	727	75.22	75.61	5.86
Southern CA	94	52,637,996.65	15.69	7.176	2.828	721	75.09	75.40	17.15
State not in CA	531	206,260,070.88	61.49	7.094	2.904	711	76.91	77.60	23.53
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Top 10 Zip Codes of the Mortgage Loans
Top 10 Zip Codes	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
11968	2	4,175,000.00	1.24	7.454	3.022	750	53.48	57.08	0.00
08402	2	2,860,000.00	0.85	7.732	3.300	678	73.96	73.96	0.00
94558	3	2,743,000.00	0.82	7.082	2.650	681	72.74	72.74	0.00
60025	2	2,557,600.00	0.76	7.232	2.800	725	80.00	86.88	0.00
10507	1	2,555,000.00	0.76	7.127	2.695	715	70.00	70.00	0.00
95003	4	2,428,400.00	0.72	6.872	2.440	715	75.34	80.97	0.00
97702	6	2,385,750.00	0.71	7.125	2.693	716	79.29	79.29	24.93
94568	4	2,323,170.00	0.69	4.118	2.872	736	78.88	78.88	0.00
60062	2	2,240,000.00	0.67	7.032	2.600	705	63.12	63.12	0.00
92679	1	2,130,000.00	0.64	7.832	3.400	703	77.45	77.45	100.00
Other	747	309,018,593.83	92.13	7.070	2.884	717	76.67	77.13	19.20
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

FICO Scores of the Mortgage Loans
FICO Scores	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
600 or less or not available	1	297,000.00	0.09	8.002	3.570	586	90.00	90.00	0.00
601 - 620	5	2,189,192.00	0.65	7.386	2.954	617	75.69	75.69	60.80
621 - 640	19	7,420,518.14	2.21	7.097	2.752	632	67.62	67.62	17.13
641 - 660	58	27,749,654.30	8.27	6.794	2.803	652	73.74	74.14	19.64
661 - 680	100	39,099,278.22	11.66	6.917	2.834	671	78.11	78.46	16.13
681 - 700	125	58,754,940.68	17.52	7.000	2.931	691	77.12	77.91	16.75
701 - 720	125	55,104,144.00	16.43	7.255	2.978	710	78.91	79.26	20.88
721 - 740	84	36,591,990.94	10.91	6.814	2.839	730	76.16	76.53	13.01
741 - 760	80	41,898,190.89	12.49	7.310	2.879	750	71.86	73.15	12.31
761 greater than or equal to	177	66,311,604.66	19.77	7.132	2.856	783	76.90	77.36	24.77
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Mortgage Properties of the Mortgage Loans
Mortgage Properties	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
PUD	178	81,829,350.21	24.40	7.142	2.895	714	77.14	77.73	23.27
Condominium	87	29,113,108.85	8.68	6.999	2.906	723	80.33	81.02	18.21
Coop	3	479,360.00	0.14	7.059	2.627	674	86.26	86.26	100.00
Single Family	460	205,293,207.35	61.21	7.011	2.865	716	75.38	75.96	16.05
Two- to Four Family	46	18,701,487.42	5.58	7.423	2.991	717	75.10	75.10	22.94
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Occupancy Types of the Mortgage Loans
Occupancy Types	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Investor	197	60,022,537.37	17.89	7.456	3.059	723	75.38	75.56	20.81
Primary	506	243,487,414.03	72.59	6.954	2.840	713	76.20	76.79	18.25
Secondary	71	31,906,562.43	9.51	7.180	2.875	727	78.11	79.19	16.06
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Purchase	290	115,773,824.19	34.52	7.343	3.013	728	82.72	83.44	27.35
Refinance - Rate Term	124	57,515,879.28	17.15	7.029	3.009	705	78.15	79.35	14.00
Refinance - Cashout	360	162,126,810.36	48.34	6.880	2.744	712	70.93	71.15	13.78
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

DESCRIPTION OF THE GROUP III COLLATERAL

Document Type of the Mortgage Loans
Document Type	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Full	192	62,055,973.05	18.50	7.290	2.998	718	82.73	83.35	100.00
Reduced	525	252,044,756.95	75.14	7.044	2.862	717	75.69	76.22	0.00
Stated Doc	57	21,315,783.83	6.36	6.656	2.785	699	63.87	64.58	0.00
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

Recast Period of the Mortgage Loans
Recast Period	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0	13	4,919,200.00	1.47	6.350	3.029	714	74.58	78.93	35.44
60	761	330,497,313.83	98.53	7.076	2.880	716	76.26	76.77	18.25
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

First Payment Adjustment (Months) of the Mortgage Loans
First Payment Adjustment (Months)	Number of Loans	Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Gross Margin	Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	13	4,919,200.00	1.47	6.350	3.029	714	74.58	78.93	35.44
12	620	280,229,004.42	83.55	7.075	2.889	717	75.89	76.38	16.98
60	141	50,268,309.41	14.99	7.078	2.833	713	78.32	78.94	25.32
Total:	774	335,416,513.83	100.00	7.065	2.882	716	76.24	76.80	18.50

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

WL ARM Trading
Adam Yarnold	212-250-2669
Sam Warren	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Karan Mehta	212-250-0869

MBS Analytics
Steve Lumer	212-250-0115
Alex Lee	212-250-7826